UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TERAWULF INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

LETTER TO STOCKHOLDERS
March 26, 2025
Dear Fellow Stockholders:
On behalf of the Board of Directors, it is my pleasure to invite you to TeraWulf Inc.’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held in a virtual meeting format only, on Monday, May 5, 2025, at 11:00 A.M., Eastern Time.
Enclosed you will find information regarding the matters to be voted on in the accompanying notice of the annual meeting of stockholders and proxy statement. We are sending our stockholders this proxy statement, our annual report for the fiscal year ended December 31, 2024 and other relevant materials. The proxy statement contains important information about the business to be conducted at the Annual Meeting, the proposals we will consider and how you can vote your shares. Please be sure to carefully follow the instructions contained in these proxy materials.
You may visit www.investors.terawulf.com to access various web-based reports, executive messages and timely information about TeraWulf’s global business.
Whether or not you plan to attend the virtual Annual Meeting, please submit your proxy or voting instructions using one of the voting methods described in the accompanying proxy statement. Submitting your proxy or voting instructions by any of these methods will not affect your right to attend the meeting and vote your shares at the meeting if you wish to do so.
If you have questions about the Annual Meeting or need additional copies of our proxy materials, please contact Investor Relations at 410-770-9500 or info@terawulf.com. If you require assistance in submitting your proxy or voting your shares, please contact EQ Shareowner Services at stocktransfer@equiniti.com or 651-450-4064.
If your bank, brokerage firm or other nominee holds your shares, you also should contact your nominee for additional information.
We look forward to your attendance at our virtual Annual Meeting and appreciate your continued support.
Sincerely,
Paul Prager
Chairman of the Board of Directors

TERAWULF INC.
9 Federal Street
Easton, MD 21601
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of TeraWulf Inc. (the “Company”). The Annual Meeting will be held in a virtual meeting format only on Monday, May 5, 2025, at 11:00 A.M., Eastern Time. To attend, submit questions or vote during the virtual meeting, eligible persons must first register at anytime before the Annual Meeting by visiting register.proxypush.com/WULF on their smartphone, tablet or computer. You will then be required to enter the 16-digit control number found on your proxy card or voting instruction form. If your shares are held in “street name” through a broker, bank or other nominee, you may obtain your control number by contacting them. If you encounter any trouble registering at visiting register.poxypush.com/WULF, you may seek assistance by clicking “Having trouble registering?” at the bottom of the page. After registering, you will receive a confirmation email. Additionally, you will receive a reminder email approximately one hour before the start of the meeting to the email address provided during registration. If you encounter any difficulty accessing the Annual Meeting or during the Annual Meeting, please call the technical support number posted on the Annual Meeting website. The technical support number will be available at least 15 minutes before the start of the meeting.
We encourage shareholders to visit www.proxypush.com/WULF for the most up-to-date information on the Annual Meeting, any procedures and limitations concerning attendance, and instructions on how to vote and ask questions during the Annual Meeting. Whether or not shareholders plan to attend the virtual-only Annual Meeting, we urge shareholders to vote and submit their proxies in advance of the meeting by one of the methods described in these proxy materials. The Annual Meeting is being held for the following purposes:
1.The election of Paul Prager, Nazar Khan, Kerri Langlais, Michael Bucella, Walter Carter, Amanda Fabiano, Catherine Motz, Steven Pincus and Lisa Prager to the Company’s Board of Directors for one-year terms;
2.The approval, on a non-binding, advisory basis, of the compensation of our named executive officers (“Say-on-Pay”);
3.The ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;
4.The approval of an amendment to the 2021 Omnibus Incentive Plan to increase the number of available shares thereunder (the “Omnibus Incentive Plan Amendment”); and
5.To transact such other business as may properly come before the Annual Meeting, or any postponement or adjournment thereof.
These matters are more fully described in the enclosed proxy statement. The Board of Directors recommends that you vote FOR ALL the director nominees, FOR the advisory approval of the Say-on-Pay proposal, FOR the ratification of the appointment of the independent auditors and FOR the Omnibus Incentive Plan Amendment. Holders of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), and holders of shares of our Series A Convertible Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), voting together as a single class, of record at the close of business on March 10, 2025 are entitled to notice of, and to vote at, the Annual Meeting or any postponements or adjournments thereof.

If you have questions about the Annual Meeting or need additional copies of our proxy materials, please contact Investor Relations at 410-770-9500 or info@terawulf.com. If you require assistance in submitting your proxy or voting your shares, please contact EQ Shareowner Services at stocktransfer@equiniti.com or 651-450-4064.

March 26, 2025	By order of the Board of Directors

Paul Prager
Chairman of the Board of Directors

YOUR VOTE IS IMPORTANT
Whether or not you plan to attend TeraWulf Inc.’s Annual Meeting, we strongly encourage you to submit your proxy or voting instructions as soon as possible.
We also encourage you to submit your proxy or voting instructions via the Internet. For instructions on how to submit your proxy or voting instructions and how to vote your shares, please refer to the section entitled “Some Questions You May Have Regarding This Proxy Statement” beginning on page 1 of the accompanying proxy statement.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING
The proxy statement for the Annual Meeting and the Company’s annual report for the fiscal year ended December 31, 2024 are available on the Internet at www.investors.terawulf.com.

i

TERAWULF INC.
PROXY STATEMENT
Annual Meeting of Stockholders of TeraWulf Inc. to be held on May 5, 2025
Some Questions You May Have Regarding This Proxy Statement
Why did I receive these proxy materials?
The Board of Directors (the “Board of Directors”) of TeraWulf Inc. (the “Company”) is soliciting proxies for our 2025 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held in a virtual meeting format only, on Monday, May 5, 2025, at 11:00 A.M., Eastern Time. As a holder of shares of our Common Stock, par value $0.001 per share (“Common Stock”), or as a holder of shares of our Series A Convertible Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), as of the close of business on March 10, 2025, which is the record date (the “Record Date”) fixed by the Board of Directors, you are invited to attend the Annual Meeting and are entitled and urged to vote your shares on the proposals described in this proxy statement. The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and our most highly paid executive officers, and other matters. Our annual report to stockholders for the fiscal year ended December 31, 2024 is available to review with this proxy statement.
What proposals will be voted on at the Annual Meeting?
The four matters scheduled to be voted on at the Annual Meeting are:
1.The election of Paul Prager, Nazar Khan, Kerri Langlais, Michael Bucella, Walter Carter, Amanda Fabiano, Catherine Motz, Steven Pincus and Lisa Prager to the Company’s Board of Directors for one-year terms;
2.An advisory vote to approve the compensation of our named executive officers (“Say-on-Pay”);
3.The ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and
4.The approval of an amendment to the 2021 Omnibus Incentive Plan to increase the number of available shares thereunder (the “Omnibus Incentive Plan Amendment”).
In addition, such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof may be voted on.
Who can vote at the Annual Meeting?
Anyone owning shares of Common Stock or Series A Preferred Stock at the close of business on the Record Date for this year’s Annual Meeting is entitled to attend and to vote on all items properly presented at the Annual Meeting.
Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, EQ Shareowner Services (“EQ”), then you are a stockholder of record. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card, to vote electronically at the Annual Meeting, or by Internet or by telephone, or, if you received paper copies of the proxy materials by mail, to vote by mail by following the instructions on the proxy card or voting instruction card.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If, at the close of business on the Record Date, your shares were held not in your name, but rather in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that nominee. The nominee holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the voting instructions your broker, bank or other nominee provides. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares electronically at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee. Please see “How do I vote” below regarding voting procedures for beneficial owners.
How do I vote?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote in any one of the following ways:
•You may vote at the Annual Meeting. If you or your proxy wish to vote at the Annual Meeting, you or your proxy will need to attend the Annual Meeting by visiting www.proxypush.com/WULF. To be admitted to the virtual meeting, eligible persons must first register at anytime before the Annual Meeting by visiting register.proxypush.com/WULF on their smartphone, tablet or computer. You will then be required to enter your 16-digit control number included in your voting instruction form or proxy card. If you encounter any difficulty accessing the Annual Meeting or during the Annual Meeting, please call the technical support number posted on the Annual Meeting Website. The technical support number will be available at least 15 minutes before the start of the meeting. If you vote in advance online, by phone or by mailing in a proxy card, you may still attend the Annual Meeting and vote during the meeting, but, in that case, only the votes you enter during the meeting will count. Even if you plan to attend the Annual Meeting, we recommend that you also vote either by telephone, by Internet, or by mail so that your vote will be counted if you ultimately decide not, or are unable, to attend.
•You may vote by mail. To vote by mail, complete, sign and date the proxy card that accompanies this proxy statement and return it promptly in the postage-prepaid envelope provided (if you received printed proxy materials). Your completed, signed and dated proxy card must be received prior to the Annual Meeting.
•You may vote by telephone. To vote over the telephone, call toll-free 1-866-883-3382 from any touch-tone telephone and follow the instructions. Have your Notice or proxy card available when you call. You will be asked to provide the control number from your Notice or proxy card. Telephone voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on May 5, 2025.
•You may vote via the Internet. To vote via the Internet, go to www.proxypush.com/WULF to complete an electronic proxy card (have your Notice or proxy card in hand when you visit the website). You will be asked to provide the control number from your Notice or proxy card. Internet voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on May 5, 2025.
Beneficial Owner of Shares Held in “Street Name”: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are a beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Beneficial owners of shares should generally be able to vote by returning the voting instruction card received from their broker, bank or other nominee to such nominee, or by telephone or via the Internet. However, the availability of telephone or Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a beneficial owner, you may not vote your shares electronically at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee. We therefore urge you to vote in advance of the Annual Meeting using the voting instructions provided by your broker, bank or other nominee.
How can I participate during the Annual Meeting?
We have designed the virtual Annual Meeting to provide substantially the same opportunities to participate as shareholders would have at an in-person meeting. Our virtual Annual Meeting will be conducted on the Internet via live webcast. Shareholders will be able to attend and participate online and submit questions in advance and during the Annual Meeting by visiting www.proxypush.com/WULF.
The virtual Annual Meeting format allows shareholders to communicate with us during the Annual Meeting so they can ask questions of our management and Board of Directors, as appropriate. If you wish to submit a question or questions in advance of the Annual Meeting, you may do so at www.proxypush.com/WULF on an ongoing basis. If you wish to submit a question during the Annual Meeting, you may do so by logging into the virtual meeting platform at www.proxypush.com/WULF, clicking the Q&A button on your screen and typing your question into the provided text field.

We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or Company business or are inappropriate. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. Any questions that are appropriate and pertinent to the Annual Meeting will be answered in the live Question and Answer session during the Annual Meeting, subject to time constraints. Additional information regarding the ability of shareholders to ask questions during the Annual Meeting, related rules of conduct, and other materials for the Annual Meeting will be available during the Annual Meeting at www.proxypush.com/WULF.
Can I change my vote or revoke my proxy?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can change your vote or revoke your proxy by:
•Providing another proxy, or using any of the available methods for voting, with a later date;
•Notifying the Company’s Secretary in writing before the Annual Meeting that you wish to revoke your proxy; or
•Voting at the Annual Meeting.
Beneficial Owner of Shares Held in “Street Name”: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.
Who is asking me for my vote?
The Company is soliciting your proxy on behalf of the Board of Directors. The Company will bear the cost of soliciting proxies and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, the Company, through its directors and employees, may solicit proxies in person, by telephone or by electronic means. Such directors and employees will not receive any special remuneration for these efforts.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board of Directors. The persons named in the proxy have been designated as proxies for the Annual Meeting by our Board of Directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder on such proxy. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors on the proposals as described below and, if any other matters are properly brought before the Annual Meeting, the shares will be voted in accordance with the proxies’ judgment.
What are my voting rights?
Each share of Common Stock is entitled to one vote on each matter properly presented at the Annual Meeting and each share of Series A Preferred Stock is entitled to vote with the Common Stock on an as-converted basis, voting together as a single class. At the close of business on the Record Date, there were 383,619,511 shares of Common Stock outstanding and 9,566 shares of Series A Preferred Stock, representing 1,260,925 shares of Common Stock on an as-converted basis. A list of all record stockholders as of the Record Date will be available during ordinary business hours at the Company’s principal place of business located at 9 Federal Street, Easton, MD 21601, from Friday, April 25, 2025, at least 10 days before the Annual Meeting, and will also be available for inspection at the Annual Meeting.
How does the Board of Directors recommend that I vote?
The Board of Directors recommends that you vote:
•FOR the election of each of the director nominees named in this proxy statement;
•FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers;

•FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and
•FOR the approval of the Omnibus Incentive Plan Amendment.
What is the quorum requirement for the Annual Meeting?
A quorum is the minimum number of shares required to be present or represented at the Annual Meeting for the meeting to be properly held. The presence, represented in person or by proxy, of the holders of a majority of the voting power of our outstanding Common Stock and Series A Preferred Stock entitled to vote at the Annual Meeting will constitute a quorum to transact business at the Annual Meeting. Abstentions, “WITHHOLD” votes and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chair of the meeting may adjourn the meeting to another time or place.
What are broker non-votes?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee, as applicable, as to how to vote on matters deemed “non-routine” and there is at least one “routine” matter to be voted upon at the Annual Meeting. The beneficial owner of shares held in “street name” is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank or other nominee votes shares on the “routine” matters but does not vote shares on the “non-routine” matters, those shares will be treated as broker non-votes with respect to the “non-routine” proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.
What matters are considered “routine” and “non-routine”?
The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025 (Proposal No. 3) and the Omnibus Incentive Plan Amendment (Proposal No. 4) are considered “routine.” The election of directors (Proposal No. 1) and the non-binding, advisory vote to approve the compensation of our named executive officers (Proposal No. 2) are considered “non-routine.”
What are the effects of abstentions and broker non-votes?
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy and entitled to vote on such proposal at the Annual Meeting (Proposal Nos. 2, 3 and 4). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, you may only vote “FOR” or “WITHHOLD” authority to vote for each of the nominees. If you “WITHHOLD” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees.
Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting. Broker non-votes will not be counted for purposes of determining the number of votes cast on a proposal. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any of the proposals.
What is the voting requirement to approve each of the proposals?
Proposal No. 1: Election of Directors. Directors are elected by a plurality of the votes cast. For each director nominee, you may vote (i) “FOR” or (ii) “WITHHOLD.” Because the outcome of this proposal will be determined by a plurality vote, shares voted “WITHHOLD” will not prevent a director nominee from being elected as a director. Broker non-votes will not affect the outcome of voting on this proposal.

Proposal No. 2: “Say-On-Pay.” The approval, on a non-binding, advisory basis, of the compensation of our named executive officers requires the affirmative vote of the majority of voting power of the shares present or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the Annual Meeting and will have the same effect as a vote against the proposal. Broker non-votes will not affect the outcome of voting on this proposal. While the results of this advisory vote are non-binding, the Board of Directors values the opinions of our stockholders and will consider the outcome of the vote, along with other relevant factors, in deciding whether any actions are necessary to address the concerns raised by the vote and when making future compensation decisions for our named executive officers.
Proposal No. 3: Ratification of Appointment of Deloitte & Touche LLP. The ratification of the appointment of Deloitte & Touche LLP requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the Annual Meeting and will have the same effect as a vote against the proposal. As it is a “routine” proposal, we do not expect broker non-votes on this proposal.
Proposal No. 4: Omnibus Incentive Plan Amendment. The approval of the Omnibus Incentive Plan to increase the number of available shares requires the affirmative vote the holders of at least a majority of the total outstanding shares entitled to vote, regardless of whether such shares are present in person or represented by proxy at the Annual Meeting. You may vote “FOR” or “AGAINST” this proposal, or you may indicate that you wish to “ABSTAIN” from voting on this proposal. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum and will have the same effect as a vote “AGAINST” this proposal. As a “routine” proposal, we do not expect broker non-votes on this proposal.
Who will count the votes?
A representative of EQ will tabulate the votes and act as inspector of elections.
May I vote confidentially?
Yes. Our policy is to keep your vote confidential, except as otherwise legally required, to allow for the tabulation and certification of votes and to facilitate proxy solicitation.
What if additional matters are presented at the Annual Meeting?
We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. If any other business is presented at the Annual Meeting, your properly executed proxy gives authority to Paul Prager, the Chairman of our Board of Directors, and Stefanie C. Fleischmann, our Chief Legal Officer and Secretary, to vote on such matters at their discretion.
How is solicitation being made?
We are making this solicitation and as such, the cost of solicitation of proxies will be borne by us. Our directors, officers and employees may make solicitation, personally or by telephone, email or fax. The Notice of Annual Meeting, the proxy statement and proxy card will be distributed to beneficial owners of common stock through brokers, custodians, nominees and other like parties, and we expect to reimburse such parties for their charges and expenses. We have retained D.F. King, a proxy solicitor, to assist us in the solicitation of proxies for the Annual Meeting. The Company will pay D.F. King $12,500 plus reimbursement for its reasonable out-of-pocket expenses. The Company will indemnify D.F. King and its affiliates against certain claims, liabilities, losses, damages and expenses for its services as our proxy solicitor.
We may supplement the original solicitation of proxies by mail with solicitation by telephone, and other means by directors, officers and/or employees of the Company and by Internet, phone or other means by D.F. King. We will not pay any additional compensation to these individuals, other than D.F. King, for any such services.
Where can I find the voting results from the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K that we will file with the Securities and Exchange Commission (the “SEC”) within four (4) business days after the date the Annual Meeting concludes.

How can I obtain information about the Company?
A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2024 (our “Annual Report”) is available on our website at www.investors.terawulf.com. Stockholders may also obtain a free copy of our Annual Report, including the financial statements and the financial statement schedules, by visiting our website or by sending a request in writing to Attention: Chief Legal Officer, TeraWulf Inc., 9 Federal Street, Easton, MD 21601.

PROPOSAL 1 – ELECTION OF DIRECTORS
Under the Company’s amended and restated bylaws (the “bylaws”) and an amended and restated certificate of incorporation (the “certificate of incorporation”), the Board of Directors shall consist of not less than three (3) nor more than ten (10) members, which number is determined by resolution of the Board of Directors. Christopher Jarvis, who joined the Board of Directors in January 2024, will not stand for reelection at the 2025 Annual Meeting of Stockholders. As a result, this year you are voting on the election of nine (9) candidates for the Board of Directors. Directors are elected at each annual meeting of stockholders by the plurality of the votes cast. Except for directors elected by the holders of any series of preferred stock, any director or the entire Board of Directors may be removed from office at any time, with or without cause, but only by the affirmative vote of a majority of the total voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. Newly created directorships resulting from any increase in our authorized number of directors or any vacancies in our Board of Directors resulting from death, resignation, retirement, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. The Board of Directors currently consists of nine directors.
All nominees for directors are members of the current Board of Directors. If any nominee for election to the Board of Directors should be unable or unwilling to accept nomination or election as a director, which is not expected, your proxy may be voted for a substitute or substitutes designated by the Board of Directors or the number of directors constituting the Board of Directors may be reduced in accordance with the Company’s certificate of incorporation and bylaws.
The Board of Directors recommends that the stockholders vote FOR the election of the nominees for directors listed below.
THE BOARD OF DIRECTORS
The following table sets forth certain information as of the date of this proxy statement about our nominees for election as a director.

Name	Age	Position
Paul Prager	66	Co-Founder, Chairman of the Board of Directors and Chief Executive Officer
Nazar Khan	48	Co-Founder, Chief Technology Officer and Executive Director
Kerri Langlais	48	Chief Strategy Officer and Executive Director
Michael Bucella	38	Director
Walter Carter	66	Director
Amanda Fabiano	38	Director
Catherine Motz	53	Director
Steven Pincus	66	Director
Lisa Prager	68	Director
Paul Prager has been the Co-Founder, Chairman of the Board of Directors, and Chief Executive Officer of the Company since February 2021. In 1990, Mr. Prager founded and has since been the President of Beowulf Electricity & Data Inc. (“Beowulf”), a private energy and digital infrastructure company, and its predecessor companies. He also founded Brooklyn Marine & Oil LLC (a shipowner and operator) and was previously the Chief Executive Officer of Direct Gas. Mr. Prager is a graduate of the U.S. Naval Academy and was a member of the investment committee and trustee of the U.S. Naval Academy Foundation until 2025. Mr. Prager has valuable experience leading organizations and a strong operational and strategic background with significant experience in power generation, infrastructure development, commodity trading and international shipping.
Nazar Khan is the Co-Founder and Chief Technology Officer of the Company and has served on the Board of Directors since February 2021. He also served as the Company’s Chief Operating Officer from February 2021 through December 2024. Mr. Khan oversees the development and implementation of TeraWulf’s day-to-day operations, including site evaluation, infrastructure buildout and identification of future growth opportunities with respect to the Company’s bitcoin mining and HPC/AI businesses. As the Chief Technology Officer, Mr. Khan is responsible for TeraWulf’s technology resources and identifies the technologies to improve the efficiency of TeraWulf’s bitcoin mining and data center businesses. From January 2002 to February 2021, Mr. Khan served as the Executive Vice President of Beowulf, where he led the firm’s acquisition and development efforts. Prior to Beowulf, Mr. Khan worked at Evercore Partners Inc. in both investment banking and private equity. Mr. Khan received a B.S. and a B.A. from the University of Pennsylvania. Mr. Khan brings tremendous experience in energy infrastructure, cryptocurrency mining and data center operations to the Board of Directors and has led TeraWulf’s business strategy since its inception.
Kerri Langlais has been the Chief Strategy Officer of TeraWulf since February 2021 and has also served on the Board of Directors since March 2022, where she is responsible for the development and implementation of the Company’s overall corporate strategy, business development, strategic partnerships and growth initiatives. From July 2010 to February 2021, Ms. Langlais served as an executive at Beowulf, where she led the firm’s M&A and financing efforts. Prior to Beowulf, Ms. Langlais spent nearly a decade in the Investment Banking Division at Goldman Sachs, where she was most recently in the Natural Resources advisory group in New York. Ms. Langlais also worked at Harvard University, where she provided advisory services to the university’s overall financial strategy and planning. Ms. Langlais received a B.A. in finance and graduated with honors from Boston College. Ms. Langlais brings more than 20 years of M&A, financing, strategy and power sector experience to the Board of Directors.
Michael Bucella has been a member of the Board of Directors since March 2022. He is the Co-Founder and Managing Partner of Neoclassic Capital, a U.S.-based investment firm specializing in early-stage Web3 and cryptocurrency ventures, with a strategic focus on the U.S. and Asia markets. From 2017 until 2022, Mr. Bucella was a General Partner at BlockTower Capital, a multi-strategy digital asset investment firm backed by Andreessen Horowitz and Union Square Ventures. He played a pivotal role in scaling BlockTower from inception to over $1 billion AUM, leading investments across hedge funds, early-stage venture, growth equity, and credit strategies. Prior to BlockTower, Mr. Bucella spent nearly a decade at Goldman Sachs in their New York headquarters, joining the firm’s Asset Management Division (GSAM) in 2008, before moving to the firm’s Securities Division in 2010, where he held key leadership positions across the US and Canadian business. He left the firm in 2017 to pursue crypto full-time. Mr. Bucella earned a BS in Finance, Economics & Accounting from Fordham University. Mr. Bucella brings extensive capital markets experience, institutional knowledge and deep experience in the digital asset space to the Board of Directors.
Walter “Ted” Carter has been a member of the Board of Directors since November 2021. Mr. Carter was appointed as president of The Ohio State University on August 22, 2023. Prior to this appointment, he was the president of the University of Nebraska since January 2020, after retiring as Vice Admiral following 38 years of service in the U.S. Navy. Most recently from July 2014 until July 2019, Mr. Carter served as Superintendent of the U.S. Naval Academy, his alma matter. Under his leadership, the U.S. Naval Academy reached the No. 1 public school ranking by Forbes and expanded academic opportunity and diversity. Mr. Carter is a Distinguished Flying Cross and Bronze Star recipient. He graduated from the Navy Fighter Weapons School (Top Gun) in Miramar, California, and was commander for the Carrier Strike Group Twelve, in which he commanded 20 ships, two nuclear-powered aircraft carriers and two carrier air wings that were deployed to Afghanistan in the Arabian Gulf. He is a naval flight officer with more than 6,300 flying hours and has completed 2,016 carrier-arrested landings, an American record. Mr. Carter’s extensive leadership background brings a strong commitment to corporate ethics, values and business practices to the Board of Directors.
Amanda Fabiano has been a member of the Board of Directors since January 2024. In 2024, Mrs. Fabiano co-founded Second Gate Advisory, rebranding her digital asset advisory firm, Fabiano Consulting, which she originally established as a bitcoin mining consultancy in 2023. Previously, Mrs. Fabiano was a founding member of the proprietary bitcoin mining business at Galaxy Digital Holdings (TSX: GLXY), a cryptocurrency financial services firm, where she spearheaded Galaxy’s acquisition of Helios from Argo Blockchain in December 2022. Prior to Galaxy, Mrs. Fabiano served as Director of Bitcoin Mining at Fidelity Investments from 2014. Mrs. Fabiano previously served on the boards of Compass Mining and Aspen Creek Digital Corporation and has had her work featured in various publications, such as CNBC, Forbes, Bloomberg and CoinDesk. Mrs. Fabiano holds a bachelor’s degree in Sociology, with a concentration in Criminal Justice from the University of Massachusetts.

Catherine “Cassie” Motz has been a member of the Board of Directors since November 2021. Since January 2014, Ms. Motz has been the Executive Director of the CollegeBound Foundation in Baltimore, a nonprofit focused on helping Baltimore City students matriculate to college. Ms. Motz previously served on the University System of Maryland Board of Regents from June 2014 through March 2015 and as a Deputy Chief of Staff to Maryland Governor Martin O’Malley. She also served as Deputy Legal Counsel to Governor O’Malley and as the Interim Director of the Governor’s Office for Children. Earlier in her career as an Assistant U.S. Attorney, Ms. Motz prosecuted homicide and domestic violence cases and argued appellate cases in federal and local courts. She later served as a Deputy Attorney General for the District of Columbia government, representing the city’s child welfare and mental health agencies. Ms. Motz also taught as an adjunct professor at the University of Maryland School of Law. Ms. Motz graduated summa cum laude from Dartmouth College with a B.A. in history and earned a J.D. from Yale Law School. Ms. Motz brings extensive leadership and public policy experience to the Board of Directors. Her distinguished career in both non-profit and government helps the Company execute its strategy of sustainable growth and community impact.
Steven Pincus has been a member of the Board of Directors since November 2021. Mr. Pincus served as an Executive Vice President with global insurance company Willis Towers Watson since April 2002 and was the Global Head of Broking for the firm’s FINEX business until August 2022. Most recently, he served as Executive Vice President of Willis Towers in Corporate Risk and Broking until his retirement in January 2024. With over 40 years of experience, Mr. Pincus has extensive expertise in the energy and high-tech sectors. Mr. Pincus began his career at AIG and held senior roles at Johnson & Higgins and Aon. Mr. Pincus served on the board of The Storefront Academy, a tuition-free private school in Harlem, New York. He received his BSBA in economics from the University of Arizona. Mr. Pincus brings substantial risk management, financial oversight and operational expertise to the Board of Directors.
Lisa Prager has been a member of the Board of Directors since November 2021. Ms. Prager serves as the General Counsel and Executive Vice President of the Agricultural Bank of China - New York Branch, an international commercial bank and financial services provider, since September 2017. Prior to joining the Agricultural Bank of China and through August 2017, Ms. Prager was a partner in law firms where she focused on government investigations. Prior to entering private practice, Ms. Prager was a federal prosecutor in the U.S. Attorney’s Office for the District of Columbia and Acting Assistant Secretary and Deputy Assistant Secretary for Export Enforcement at the U.S. Department of Commerce’s Bureau of Industry and Security. As an Assistant U.S. Attorney, Ms. Prager handled federal cases involving terrorism, wire and mail fraud, economic espionage, and export control violations, among other matters. Ms. Prager received a B.A. from Yale University and J.D. from Western New England University School of Law.
Family Relationships
Lisa Prager is a sister of Paul Prager, the Company’s Co-Founder, Chief Executive Officer and Chairman of the Board of Directors. There are no other family relationships among any of the Company’s executive officers or members of the Board of Directors.

Board Diversity

Diversity Matrix
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	5	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	4	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Did Not Disclose Demographic Background	0	0	0	0
Directors who are Military Veterans: 2
Required Vote
The directors will be elected by a plurality of the votes cast at the Annual Meeting. Shares voted “WITHHOLD” will not prevent a director nominee from being elected as a director. Brokers do not have the discretion to vote any uninstructed shares over the election of directors. Such broker non-votes will not affect the outcome of voting on this proposal.
CORPORATE GOVERNANCE
Director Independence
Nasdaq listing rules generally require that a majority of a company’s board of directors must consist of “independent directors” within the meaning of Nasdaq listing rules. The Board of Directors has determined that each of Michael Bucella, Walter Carter, Amanda Fabiano, Catherine Motz and Steven Pincus is an “independent director” within the meaning of Nasdaq listing rules.
Board of Directors Leadership Structure and Board’s Role in Risk Oversight
The Board of Directors is responsible for overseeing the Company’s risk management process. The Board of Directors focuses on the Company’s general risk management strategy and the most significant risks facing the Company and oversees the implementation of risk mitigation strategies by the Company’s management. The Board’s Audit Committee is also responsible for discussing the Company’s policies with respect to risk assessment and risk management. The Board of Directors believes its administration of its risk oversight function has not negatively affected the leadership structure of the Board of Directors.
Paul Prager currently serves as the Chairman of our Board of Directors and our Chief Executive Officer. Our Board of Directors does not currently have a policy as to whether the role of Chairman of our Board of Directors and the Chief Executive Officer should be separate. Instead, such a relationship is defined and governed by the certificate of incorporation and the bylaws, which permit the same person to hold both offices. In addition, Steven Pincus is currently serving as our lead independent director.
The Board of Directors understands that no single approach to board leadership is universally accepted and that the appropriate leadership structure may vary based on several factors, such as a company’s size, industry, operations, history and culture. Accordingly, our Board of Directors assesses its leadership structure in light of these factors and the current environment to achieve the optimal model for us and for our stockholders.
The composition of the Board of Directors, the tenure of the directors with the Company, the overall experience of the directors and the experience that the directors have had with the Chairman and the executive management team permit and encourage each member to take an active role in all discussions, and each member does actively participate in all substantive discussions. We and our Board of Directors believe that our current Board of Directors leadership structure is currently serving the Company well.
Board of Directors Meetings and Committees
The Board of Directors has four committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Sustainability Committee (together, the “Committees”).
The Committees operate under written charters, which are available at the Company’s website at www.investors.terawulf.com. The current committee membership of our Board of Directors is as follows:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Sustainability Committee
Paul Prager+				✓
Nazar Khan
Kerri Langlais				C
Michael Bucella		✓
Walter Carter	C		✓
Amanda Fabiano
Christopher Jarvis			✓
Catherine Motz	✓	✓	C
Steven Pincus	✓	C
Lisa Prager				✓
__________________________________
+ = Chairman of the Board of Directors
C = Chair
During the year ended December 31, 2024, the Board of Directors held 9 regular and special meetings, of which there was 91% attendance. Additionally, in 2024, the Audit Committee and the Compensation Committee held 17 and 4 meetings, respectively, of which there was 69% and 100% attendance, respectively.
Audit Committee
Our Audit Committee consists of Walter Carter, as Chair, Catherine Motz and Steven Pincus.
Our Board of Directors has determined that each member of the Audit Committee is independent under the Nasdaq listing standards and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors has determined that Mr. Carter is an “audit committee financial expert” within the meaning of the SEC rules and regulations. In addition, the Board of Directors has determined that each member of the Audit Committee has the requisite financial sophistication required under the applicable requirements of Nasdaq. In arriving at this determination, the Board of Directors examined each member’s scope of experience and the nature of his or her employment in the corporate finance sector.
The principal duties and responsibilities of our Audit Committee are as follows:
•appointing, compensating, retaining, evaluating, terminating and overseeing the Company’s independent registered public accounting firm;

•discussing with the independent registered public accounting firm its independence from the Company’s management;
•reviewing, with the Company’s independent registered public accounting firm, the scope and results of its audit;
•approving all audit and permissible non-audit services to be performed by the Company’s independent registered public accounting firm;
•overseeing the financial reporting process and discussing with the Company’s management and independent registered public accounting firm the quarterly and annual financial statements that the Company files with the SEC;
•overseeing the Company’s financial and accounting controls and compliance with legal and regulatory requirements;
•reviewing the Company’s policies on risk assessment and risk management;
•overseeing and reviewing the Company’s cybersecurity, information and technology security and data privacy frameworks, policies, programs, opportunities and risk profile;
•reviewing related person transactions; and
•establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
Compensation Committee
Our Compensation Committee consists of Steven Pincus, as Chair, Michael Bucella and Catherine Motz. The principal duties and responsibilities of the Compensation Committee are as follows:
•review and approve the Company’s compensation strategy to ensure it is appropriately tailored towards attracting, retaining and motivating senior management and other key employees;
•reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving the compensation of the Company’s Chief Executive Officer and other executive officers;
•reviewing and approving or making recommendations to the Board of Directors regarding the Company’s incentive compensation and equity-based plans, policies and programs;
•reviewing and approving any employment agreement or compensatory transaction with an executive officer of the Company involving compensation in excess of $120,000 per year;
•making recommendations to the Board of Directors regarding the executive officer and director indemnification and insurance matters; and
•retaining and overseeing any compensation consultants.
Each member of the Compensation Committee is “independent” under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Catherine Motz, as Chair, Walter Carter and Christopher Jarvis. Christopher Jarvis will not stand for reelection at the 2025 Annual Meeting of Stockholders, but will continue to serve on the Nominating and Corporate Governance Committee until his current term ends at the close of the 2025 Annual Meeting of Stockholders. Upon completion of the 2025 Annual Meeting of Stockholders, Amanda Fabiano

will succeed Christopher Jarvis as a member of the Nominating and Corporate Governance Committee. The principal duties and responsibilities of the Nominating and Corporate Governance Committee are as follows:
•develop criteria for the selection and qualifications desirable in members of the Board of Directors in accordance with the Company’s Corporate Governance Guidelines, while also accounting for the mix of skills and other qualities that provide for an appropriate board composition;
•make recommendations to the Board of Directors regarding the selection and approval of the nominees for director to be submitted to a stockholder vote at the annual meeting of stockholders;
•review and assess the adequacy of the Company’s Corporate Governance Guidelines; and
•perform any other activities as the Committee deems appropriate, or as are requested by the Board of Directors or management, consistent with this Charter, the Company’s bylaws and applicable laws and regulations.
Sustainability Committee
Our Sustainability Committee consists of Paul Prager, as Chair, Kerri Langlais and Lisa Prager. The principal duties and responsibilities of the Sustainability Committee are as follows:
•review and monitor the Company’s practices related to corporate sustainability matters and make recommendations to the Board of Directors as appropriate;
•monitor developments, trends and best practices in managing corporate sustainability matters, and make recommendations to the Board of Directors as appropriate; and
•report to the Board of Directors as needed, and as the Board of Directors may request.
Director Nominations
The Nominating and Corporate Governance Committee is responsible for selecting and/or approving director nominees and recommending their approval to the Board of Directors. The Nominating and Corporate Governance Committee considers director candidates recommended for nomination by the Company’s stockholders during such times as they are seeking proposed director nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). A stockholder of the Company that wishes to nominate a director for election to the Board of Directors should follow the procedures set forth in the bylaws.
The Company’s Corporate Governance Guidelines detail minimum qualifications that must be met or skills that are necessary for directors to possess when the Nominating and Corporate Governance Committee is recommending candidates for election, and the Board of Directors, in approving (and in the case of vacancies, appointing) such candidates to the Board of Directors. They may each take into account many factors including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other Board of Directors members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgement, including but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications. The Board of Directors evaluates each individual in the context of the Board of Directors as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgement using its diversity and experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contribution to activities of the Board.

Compensation Committee Interlocks and Insider Participation
Members of our Compensation Committee during 2024 included Steven Pincus, Michael Bucella and Catherine Motz. None of these directors has ever served as an officer or employee of the Company. During 2024, none of the members of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. None of our executive officers served as a member of the Board of Directors or Compensation Committee, or similar committee, of any other company whose executive officer(s) served as a member of our Board of Directors or our Compensation Committee.
Code of Ethics
Our Board of Directors has adopted a code of conduct and ethics that applies to all our directors, officers and employees and is intended to comply with the relevant listing requirements for a code of conduct as well as qualify as a “code of ethics” as defined by the rules of the SEC. The code of conduct and ethics contains general guidelines for conducting our business consistent with the highest standards of business ethics. We intend to disclose future amendments to certain provisions of our code of conduct and ethics, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, and our directors, on our website at www.investors.terawulf.com. The code of conduct is available on our website.
Compensation Risk Assessment
We believe that the performance goals and incentive plan structures generally established under the Company’s executive, annual and long-term incentive programs would not contribute to excessive risk taking by our senior executives or employees. The approved goals under our incentive programs are consistent with our financial operating plans and strategies, and these programs are discussed and reviewed by the Compensation Committee. The Company’s compensation systems are balanced, rewarding both short-term and long-term performance, and its performance goals are team-oriented, rather than individually focused, and include measurable factors and objective criteria. The Compensation Committee is actively engaged in setting compensation systems, monitoring those systems during the year and using discretion in making rewards, as necessary. As a result of the procedures and practices described above, the Compensation Committee believes that the Company’s compensation policies and practices for its employees do not encourage risk taking that is reasonably likely to have a material adverse effect on the Company.
Communications with the Board of Directors
Stockholders and other interested parties desiring to communicate directly with the full Board of Directors, the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Strategic Review Committee, the Sustainability Committee, the non-management directors as a group or with any individual director or directors may do so by sending such communication in writing, addressed to the attention of the intended recipient(s), c/o the Office of the Chief Legal Officer, TeraWulf Inc., 9 Federal Street, Easton, MD 21601. Interested parties may communicate anonymously and/or confidentially if they desire. All communications received that relate to accounting, internal accounting controls or auditing matters will be referred to the chair of the Audit Committee unless the communication is otherwise addressed. All other communications received will be forwarded to the appropriate director or directors.
Director Attendance at Annual Meeting
The Company encourages all of our directors to attend each annual meeting of stockholders. All directors attended our 2024 Annual Meeting.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes of ownership of such securities with the SEC. Based solely on a review of the reports received by the SEC, the Company believes that during the fiscal year ended December 31, 2024, the Company’s officers, directors and greater than 10% owners timely filed all reports they were required to file under Section 16(a), with the exception of our late Form 4 filings by each of Mr. Prager, Mr. Bucella, Mr. Carter, Ms. Fabiano, Mr. Jarvis, Ms. Motz. Mr. Pincus and Ms. Prager, due to an administrative error.

Hedging Policy
The Company’s Securities Trading Policy discourages speculative hedging transactions, but does permit directors, officers and employees of the Company to enter into long-term (12 months or longer) hedging transactions that are designed to protect the individual’s investment in his or her shares of common stock or stock options of the Company, subject to the pre-clearance procedures outlined in the Securities Trading Policy. None of the Company’s directors or officers have entered into any such hedging transactions.

EXECUTIVE OFFICERS
The names of the current executive officers of the Company (and their respective ages as of the date of this proxy statement) are set forth below.

Name	Age	Position
Paul Prager	66	Chief Executive Officer and Chairman of the Board of Directors
Patrick Fleury	47	Chief Financial Officer
Kerri Langlais	48	Chief Strategy Officer and Director
Nazar Khan	48	Chief Technology Officer and Director
Kenneth Deane	55	Chief Accounting Officer and Treasurer
Paul Prager. For the biography of Mr. Prager, please see “The Board of Directors.”
Kenneth Deane has been the Chief Accounting Officer and Treasurer of TeraWulf since May 16, 2022, where he is responsible for managing the Company’s financial functions, including accounting, audit, internal control and treasury. Prior to this role and from July 2021, Mr. Deane was the Company’s Chief Financial Officer. Mr. Deane brings more than 20 years of financial and operational experience in the power, high tech and public accounting sectors. From January 2008 until May 2021, Mr. Deane was an executive with Heorot Power Holdings LLC, an owner and operator of power generation assets. Before joining Heorot Power, Mr. Deane held positions of Chief Financial Officer, Vice President and Corporate Secretary at Isonics Corporation; a Senior Finance Manager at Sun Microsystems, Inc.; and an Audit Manager at Deloitte LLP. He holds a B.S. and M.S. in accounting from the University of Florida.
Patrick Fleury has been the Chief Financial Officer of TeraWulf since May 16, 2022, where he is responsible for directing and overseeing the financial activities of the Company, including investment of funds and additional capital for expansion. Mr. Fleury brings 25 years of finance experience, comprising of capital markets, principal investing and advisory roles. Most recently, Mr. Fleury served as a founding member of the credit team at Platinum Equity, where he was responsible for public and private credit investments. Before that, he was a Managing Director at Blackstone’s global credit platform, GSO Capital Partners. Mr. Fleury began his career in the Global Energy & Power Investment Banking Group at Banc of America Securities, LLC. Mr. Fleury received a B.A., magna cum laude, in Economics and Government & Legal Studies from Bowdoin College.
Nazar Khan. For the biography of Mr. Khan, please see “The Board of Directors.”
Kerri Langlais. For the biography of Ms. Langlais, please see “The Board of Directors.”

COMPENSATION DISCUSSION & ANALYSIS
Named Executive Officers
This Compensation Discussion and Analysis (“CD&A”) explains our executive compensation programs for the following individuals, all of whom were deemed to be named executive officers (“NEOs”) during fiscal year 2024.

Name	Title
Paul Prager	Chief Executive Officer (“CEO”) and Chairman of the Board of Directors
Patrick Fleury	Chief Financial Officer (“CFO”)
Kerri Langlais	Chief Strategy Officer (“CSO”)
Nazar Khan	Chief Technology Officer (“CTO”)
Kenneth Deane	Chief Accounting Officer (“CAO”) and Treasurer
Executive Summary
Fiscal 2024 Performance Highlights
In fiscal year 2024, the Company achieved significant growth and strategic milestones:
•Strong Revenue Growth: Revenue from our Bitcoin mining operations more than doubled, increasing from $69.0 million in fiscal year 2023 to $140.0 million in fiscal year 2024, reflecting our expanded mining capacity and improved operational efficiencies.
•Hashrate Expansion: As of December 31, 2024, we operated a total hashrate capacity of 9.7 exahashes per second, a 94% year-over-year increase, representing 1.38% of the global Bitcoin network hashrate.
•Scalable Power Infrastructure: Our operational power capacity grew from 165 MW at the end of fiscal year 2023 to 195 MW as of December 31, 2024. The Lake Mariner facility, developed on the site of a decommissioned coal-fired power plant, is designed for scalable growth, with the ability to expand to 500 MW in the near term and up to 750 MW with targeted transmission upgrades.
•Strategic Expansion into AI and High-Performance Computing (HPC): While Bitcoin mining remains our primary revenue driver, we have strategically expanded our focus to include HPC hosting and colocation services, positioning ourselves at the intersection of energy and digital compute infrastructure. In October 2023, we sold our 25% equity interest in the Nautilus Cryptomine joint venture to our partner, a subsidiary of Talen Energy Corporation. The transaction was valued at approximately $92.0 million and is fueling the expansion of HPC/AI at the Company’s wholly-owned Lake Mariner facility. Another key milestone in the Company’s transition to HPC hosting occurred in December 2024, when we entered into long-term data center lease agreements with Core42 Holding US LLC, a G42 company specializing in sovereign cloud, AI infrastructure, and digital services, securing 72.5 MW of HPC hosting capacity at our Lake Mariner facility for GPU compute workloads. The lease agreements include an option to expand by an additional 135 MW. This marks a significant step forward in our HPC hosting strategy, reinforcing our position in the rapidly growing market for artificial intelligence (AI) and machine learning computing infrastructure.
•Convertible Notes Offering and Share Repurchase: On October 25, 2024, we completed a $500.0 million private offering of 2.75% convertible senior notes which resulted in approx. $487.1 million in net proceeds to the Company after deducting initial purchaser’s discounts and commissions and estimated offering expenses of $12.9 million. The Company used $115.0 million of the net proceeds to repurchase shares of its common stock and $60.0 million to pay the cost of certain capped call transactions entered into in connection with the notes. The remainder of the net proceeds was used for general corporate purposes, including the expansion of digital compute infrastructure to support the HPC/AI expansion at our Lake Mariner facility.
For a detailed analysis of our 2024 financial results, please refer to the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2024 Annual Report.

Compensation Program Philosophy & Objectives
The Company’s executive compensation program is designed to attract and retain top-tier leadership while aligning with stockholder interests through a performance-based approach. A significant portion of executive compensation is variable and at-risk, ensuring accountability for strategic execution and long-term value creation. In reviewing the Company’s pay levels, we take into account similar types of compensation provided by companies that we consider to be our industry peers; including MARA Holdings, Riot Platforms, CleanSpark, Cipher Mining and Stronghold Digital Mining, with the goal of balancing fixed and incentive-based compensation to maintain competitiveness.
Our Compensation Committee continually evaluates our compensation program to ensure it meets these objectives as our business evolves and we continue to mature as a public company.
How We Determine Compensation
Executive compensation is structured based on Company performance, individual contributions, market competitiveness (including review of compensation levels at a certain of our industry peers, as noted above), and strategic importance. The Compensation Committee, consisting of three independent directors, considers financial and operational results, leadership execution, and internal equity to ensure a fair and data-driven approach.
Pay for Performance Alignment
The Compensation Committee assessed 2024 executive performance based on profitability, Bitcoin mining efficiency, and infrastructure expansion milestones. Compensation decisions reflected strong execution in these areas.
•Annual Cash Bonuses: Short-term incentives were awarded based on individual and overall company performance, including financial results, operational efficiency, and strategic transactions such as financings and M&A activities.
•Long-Term Equity Awards: A substantial portion of executive pay was granted as performance-based and time-based restricted stock units (RSUs/PSUs), ensuring alignment with long-term stockholder value creation.
•CEO Compensation: The CEO’s 2024 compensation was predominantly at-risk, with a significant equity component dependent upon achievement of pre-established stock price hurdles.
Overview of Executive Compensation Governance Practices
WHAT WE DO:
Pay for performance. The majority of named executives’ target total direct compensation is at-risk and designed to align with our short- and long-term strategic objectives.
Clear Performance Goals. Our equity compensation program includes objective, challenging performance metrics aligned with strategic objectives.
Independent committee. The Compensation Committee comprises only of independent Board members.
WHAT WE DON’T DO
No single trigger vesting. Our NEOs are not offered single trigger vesting on a change-in-control.
No significant perquisites. Our NEOs are not offered significant perquisites.
No margin purchases or short sales: Executives and Board members are prohibited from purchasing the Company stock on margin, engaging in short sales and buying or selling puts, calls, options or other derivatives in respect of the Company’s securities.

Determination of Executive Compensation
Role of the Board of Directors and the Compensation Committee
The Company’s executive compensation program is designed and overseen by the Compensation Committee of the Board of Directors. The Compensation Committee is responsible for reviewing, approving, and administering the Company’s executive compensation policies, ensuring alignment with the Company’s strategic objectives and stockholder interests.
As part of its mandate, the Compensation Committee conducts an annual review of the compensation levels of the Company’s NEOs to ensure competitive market positioning. This review includes evaluating base salaries, annual cash bonus opportunities, and long-term equity-based awards in the context of Company performance, industry benchmarks, and evolving best practices.
Role of Management
Management supports the Compensation Committee by providing market data, performance analyses, and recommendations. The CEO assesses executive performance and submits compensation recommendations, excluding his own pay, which the Compensation Committee determines independently
Although the Compensation Committee retains ultimate authority over compensation decisions, it has delegated the responsibility for determining compensation for non-executive employees to the CEO. Management regularly updates the Compensation Committee on non-executive compensation matters and seeks input as needed.
Compensation Consultant
To ensure an objective approach, the Compensation Committee engaged Lyons Benenson & Company and Compensia Inc. for executive compensation advisory services. Neither firm provided additional services to the Company in fiscal 2024.
Peer Group Development
While the Company has not yet established a formal peer group of HPC/AI companies as a result of its expansion into HPC hosting and colocation services, the Compensation Committee, in collaboration with Compensia Inc., is conducting a formal comprehensive peer benchmarking analysis. The findings, expected in 2025, will serve as a reference for future executive compensation decisions.
Say on Pay Advisory Vote
At our 2024 Annual Meeting, the Company’s executive compensation program received 95.8% stockholder approval through the non-binding “Say on Pay” vote, reflecting strong stockholder support for our pay practices. In light of the strong stockholder approval of the executive compensation program in 2024, the Company generally did not make any material changes to the executive compensation program for 2025.
Looking Forward to Fiscal 2025
In fiscal 2025, the Compensation Committee will continue refining our executive compensation program, incorporating peer benchmarking insights and evolving best practices. As described above, we are working with Compensia Inc., on a comprehensive benchmarking study, intended to optimize our future bonus and long-term incentive structure, emphasizing RSUs and PSUs to further align executive interests with stockholder value creation.
By maintaining a disciplined and transparent compensation philosophy, the Company remains committed to attracting top talent, driving performance, and delivering sustained value for our stockholders.
Employment Agreements
The Company is party to an employment agreement with each of Mr. Prager, Mr. Fleury, Ms. Langlais, Mr. Khan and Mr. Deane (the “TW Employment Agreements”). The TW Employment Agreements provide for the general terms of employment, including an initial annual base salary (which amounts are currently at $1,000,000 for Mr. Prager, $500,000 for each of Mr. Fleury and Ms. Langlais, $750,000 for Mr. Khan and $325,000 for Mr. Deane), annual target bonus opportunity (150% of base salary for Mr. Prager, 85% of base salary for each of Mr. Fleury and Ms. Langlais, 100% of base salary for Mr. Khan and 25% of base salary for Mr. Deane), business expense reimbursement, eligibility to participate and receive awards under the TeraWulf 2021 Omnibus Incentive Plan (the “2021 Plan”) (or its successor plan) and eligibility to participate in the benefit plans and programs made available from time to time for employees generally, including medical, 401(k) and paid time off, subject to the terms and conditions of such benefit plans and programs.
Mr. Fleury’s employment agreement also provides for an initial equity inducement award of 1,000,000 RSUs, with 25% of such RSUs vesting on each of the first two anniversaries of the date of grant and the remaining 50% of the RSUs vesting on the third anniversary of the grant date, subject to Mr. Fleury’s continued employment or service with the Company through each such date (the “Inducement Award”). The Inducement Award was granted as an “employment inducement grant” within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules and was therefore not awarded under the 2021 Plan.
See the section titled “Potential Payments upon Termination of Employment or Change in Control” below for additional details related to severance payments and benefits that will be provided to each of Mr. Prager, Mr. Fleury, Ms. Langlais, Mr. Khan and Mr. Deane pursuant to their respective TW Employment Agreements upon termination of their respective employment under certain circumstances.
Key Components of Executive Compensation
The major elements of compensation for our NEOs are (1) a base salary, intended to provide a stable annual income for each executive officer at a level consistent with such executive officer’s experience and individual contributions to the Company, (2) annual cash bonuses, intended to link each executive officer’s compensation to the Company’s performance and to such executive officer’s business unit and individual performance, and (3) long-term incentive compensation, which includes grants of PSUs and/or RSUs, intended to encourage actions to maximize stockholder value. Each of these elements is discussed in more detail below.
Compensation Programs Pay Mix
The charts below show the components and allocation of the variable and fixed elements that comprise the target total direct compensation for our NEOs at the end of fiscal 2024. The percentages reflect 2024 base salaries, 2024 actual annual incentive bonuses and the aggregate grant date fair values of long-term incentive awards granted in 2024.
We believe that each of these elements plays an important role in our overall executive compensation program and together serve to achieve our compensation objectives. The Compensation Committee allocates compensation between the cash and long-term incentive components based on a review of the practices of our peers and the performance of the executive officer and the Company, while considering the balance among providing stability, short-term incentives and long-term incentives to align the interests of management with our stockholders.
Compensation Element: Annual Base Salary
We provide our NEOs and other employees with base salaries as compensation for their services each year. As the fixed component of our compensation program, base salaries are reviewed annually to ensure competitiveness with companies that we consider our industry peers, including MARA Holdings, Riot Platforms, CleanSpark, Cipher Mining and Stronghold Digital Mining. The Compensation Committee determines and approves base salaries for each NEO. While base salaries are initially established in each NEO's employment agreement, they are also reviewed annually by the Compensation Committee.
As of the end of fiscal 2023 and fiscal 2024, the annual base salaries for our NEOs were as follows:

Name / Title	Fiscal 2023 Base Salary Rate ($)	Fiscal 2024 Base Salary Rate ($)	% Increase(1)
Paul Prager CEO and Chairman of the Board of Directors	950,000	1,000,000	5.3%
Patrick Fleury CFO	400,000	500,000	25.0%
Kerri Langlais CSO and Director	400,000	500,000	25.0%
Nazar Khan CTO and Director	450,000	750,000	66.7%
Kenneth Deane CAO and Treasurer	325,000	325,000	0.0%
(1)    Salary increases for our NEOs were implemented to reflect adjustments based on each NEO’s individual performance and maturation within their roles and to ensure that base salaries remain competitive, following two years without any salary adjustments for the executive team.
Compensation Element: Annual Cash Bonuses
Discretionary annual cash bonuses are awarded to our NEOs based on our performance (including financial results, operational efficiency, and strategic transactions) and the individual executive officer’s contribution to that performance. Annual cash bonuses are paid at the beginning of the following year if and to the extent performance objectives are achieved. The Compensation Committee believes that the payment of the annual cash bonus provides the incentive necessary to retain executive officers and reward them for short-term Company performance.
The 2024 annual target bonus opportunities for each NEO were as follows:

Name	2023 Target Bonus Opportunity (% Base Salary)	2024 Target Bonus Opportunity (% Base Salary)	2024 Target Bonus ($)(1)
Paul Prager	150%	150%	1,500,000
Patrick Fleury	50%	50%	250,000
Kerri Langlais	50%	50%	250,000
Nazar Khan	100%	100%	750,000
Kenneth Deane	25%	25%	81,250
(1)    Although each of our NEOs have target bonus amounts set forth in their respective employment agreements, the actual bonus amounts payable to the NEOs are discretionary and not formulaically determined, and take into account both objective and subjective performance factors as determined by the Compensation Committee, subject to continued employment through the payment date.
As previously noted, annual cash bonuses are determined based on financial results, operational performance, and the achievement of strategic milestones. In fiscal 2024, the Company reached several key milestones, including the sale of its 25% equity interest in Nautilus Cryptomine LLC to a subsidiary of Talen Energy Corporation and the successful completion of a private offering of convertible senior notes, both in October 2024. As a result, the cash bonuses paid in 2024 included extraordinary amounts tied specifically to the achievement of these milestones.
The actual bonus amounts payable to each of our NEOs is set forth in the Summary Compensation Table.
Compensation Element: Long-Term Equity Based Incentives
Long-term equity-based incentives are intended to align executive and stockholder interests and encourage strong executive decision-making that maximizes stockholder value creation over the long-term. The values, mix, and type of annual grants for each senior executive are discussed by management and the Compensation Committee and ultimately approved by the Compensation Committee, in consultation with its compensation consultant Lyons Benenson, unless the terms have been previously approved and set forth in an employment agreement.
In fiscal 2024, all equity awards to our NEOs were granted under our 2021 Plan. These awards all provide the recipient with the opportunity to receive shares of our Class A Common Stock over a specified period. The RSUs granted to our NEOs are time-based awards vesting on a pro-rata basis over one year on the anniversary date of the grant. By contrast, the PSUs granted to our NEOs only vest upon achieving specified stock price hurdles during a three-year performance period. In fiscal 2024, all performance targets were successfully met.
In addition, on October 31, 2024, the Company granted shares of common stock (subject to transfer restrictions) to Mr. Fleury (1,000,000 restricted shares), Ms. Langlais (1,000,000 restricted shares) and Mr. Khan (200,000 restricted shares), which were awarded in light of the Company’s reaching several key milestones, including the sale of its 25% equity interest in Nautilus Cryptomine LLC to a subsidiary of Talen Energy Corporation and the establishment of a new Long-Term Ground Lease at Lake Mariner, both in October 2024. The restricted shares were fully vested upon grant, but are not assignable, saleable or transferable by the recipient NEO until the 12-month anniversary of the grant date, which ensures alignment with our stockholders during such period.
The fiscal 2024 long-term equity awards are summarized below:

Name / Title	PSUs Stock Price(1) (#)	RSUs Pro-Rata(2) (#)	Vested Restricted Stock(3) (#)
Paul Prager CEO and Chairman of the Board of Directors	1,500,000	1,000,000	—
Patrick Fleury CFO	420,000	280,000	1,000,000
Kerri Langlais CSO and Director	420,000	280,000	1,000,000
Nazar Khan CTO and Director	1,200,000	800,000	200,000
Kenneth Deane CAO and Treasurer	162,000	108,000	—

(1)    These PSUs vest only upon the achievement of specified stock price hurdles during a three year performance period, subject to continued employment through the applicable vesting date: (i) one-third (1/3) of the PSUs vest upon achievement by the Company of a Stock Price Hurdle equal to $2.25 per share or greater (which represents a 43.6% increase above the Company’s forty-five (45) day average closing price preceding the date of grant); (ii) one-third (1/3) of the PSUs vest upon achievement by the Company of a Stock Price Hurdle equal to $2.50 per share or greater (which represents a 59.5% increase above the Company’s forty-five (45) day average closing price preceding the date of grant); and (iii) one-third (1/3) of the PSUs vest upon achievement by the Company of a Stock Price Hurdle equal to $2.75 per share or greater (which represents a 75.5% increase above the Company’s forty-five (45) day average closing price preceding the date of grant). The “Stock Price Hurdles” require an average closing price of common stock of the Company on the NASDAQ calculated over the forty-five (45) consecutive trading days immediately preceding the applicable determination date.
The applicable Stock Price Hurdles for these 2024 PSUs were achieved as of July 16, 2024.

(2)    These RSUs vest 50% on the first two six-month anniversaries of January 9, 2024, subject to continued employment through the applicable vesting date.
(3)    The vested shares of restricted stock are not assignable, saleable or transferable by the recipient NEO until the 12-month anniversary of the grant date.
All Other Compensation
Employee Benefits and Perquisites
Our NEOs are eligible to participate in our employee benefit plans, including our medical, dental, vision, life and disability plans, in each case, on the same basis as all of our other employees.
From time to time, our NEOs travel on a Company-chartered aircraft to maximize the efficiency of their travel and availability for Company business. On six occasions in 2024, family members or guests of Mr. Prager accompanied him on business trips on Company chartered aircraft at no incremental cost to us.
Related Considerations
Securities Trading Policy
Our Securities Trading Policy provides that employees, including our executive officers and the members of our Board of Directors, are prohibited from engaging in transactions in our securities if such employee possesses material, non-public information about the Company. In addition, certain persons covered by our Securities Trading Policy must advise our Chief Legal Officer before effectuating any transaction in our securities. Because the Company believes it is improper and inappropriate for any person to engage in short-term or speculative transactions involving the Company’s securities, it is the policy of the Company that directors, officers and employees of the Company, and their related persons, are prohibited from engaging in any of the following activities with respect to securities of the Company: (i) purchases of the Company’s stock of the Company on margin generally; (ii) short sales; and (iii) buying or selling puts, calls, options or other derivatives in respect of the Company’s securities.
Certain Tax Matters
The Internal Revenue Code generally imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the Company’s covered employees, including its NEOs. We expect that compensation paid to our covered employees, including our NEOs, in excess of $1 million will not be deductible (except in accordance with certain limited exceptions).
Accounting Matters
Each element of the compensation paid to our executives is expensed in our financial statements as required by U.S. GAAP. The financial statement impact of various compensation awards is an important factor that the Compensation Committee considers in determining the amount, form, and design of each pay component for our executives.
Clawback Policy
The Company adopted a Clawback Policy in October 2023 that complies with the SEC and Nasdaq listing standards, and provides that the Company shall recover certain incentive-based compensation of our current and former executive officers in the event the Company is required to issue restated consolidated financial statements with a qualifying accounting restatement. In addition, the 2021 Plan provides the Compensation Committee with authority to recover all equity awards (including time-based awards) granted pursuant to the 2021 Plan in the event a 2021 Plan participant engages in detrimental conduct, as defined in the 2021 Plan.
Compensation Committee Report
The Compensation Committee, composed entirely of independent directors, reviewed, and discussed the CD&A with management and with the other members of the Board. Based on their review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2024.

Members of the Compensation Committee:
•Michael Bucella
•Catherine J. Motz
•Steven Pincus
Summary Compensation Table
The following table sets forth compensation information for our NEOs for services performed for the Company and its subsidiaries for the fiscal year ended December 31, 2024:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Paul Prager, Chief Executive Officer and Chairman of the Board of Directors	2024	960,112	1,500,000	4,433,145	19,383	6,912,640
	2023	950,545	1,425,000	—	18,633	2,394,178
	2022	959,818	1,425,000	—	17,355	2,402,173
Patrick Fleury, Chief Financial Officer	2024	419,727	1,500,000	7,761,281	377	9,681,385
	2023	390,907	400,000	724,880	377	1,516,164
	2022	215,803	175,000	3,300,000	251	3,691,054
Kerri Langlais, Chief Strategy Officer and Director	2024	419,727	1,400,000	7,761,281	18,380	9,599,388
	2023	401,055	400,000	724,880	17,630	1,543,565
	2022	400,591	200,000	—	16,380	616,971
Nazar Khan, Chief Technology Officer and Director	2024	508,188	750,000	4,850,516	18,380	6,127,084
Kenneth Deane, Chief Accounting Officer and Treasurer	2024	325,496	350,000	478,780	18,781	1,173,057
	2023	325,699	162,500	144,976	18,494	651,669
	2022	325,634	131,250	990,000	17,244	1,464,128
________________________________
(1)    The amounts shown in this column for Mr. Prager include amounts ($474,999 and $219,230 in 2023 and 2022, respectively) that he voluntarily elected to defer receipt to a later year.
(2)    Represents the aggregate grant date fair value of the restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) granted in 2024 computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation-Stock Compensation, which, for PSU awards, is based on the probable outcome of the performance conditions. See Note 4 to our consolidated financial statements included in our Annual Report for the assumptions made in determining these values. The value for each PSU award, as of the grant date, assuming the maximum level of performance, is $2,403,145 for Mr. Prager, $672,881 for each of Mr. Fleury and Ms. Langlais, $1,922,516 for Mr. Khan and $259,540 for Mr. Deane.
(3)    Amounts reported in the Summary Compensation Table for 2024 as “All Other Compensation” for fiscal year 2024 include the following: for Mr. Prager: employer matching contributions to a defined contribution plan of $17,250 and life insurance premiums of $2,133; for Mr. Fleury: life insurance premiums of $377; for Ms. Langlais: employer matching contributions to a defined contribution plan of $17,250 and life insurance premiums of $1,130; for Mr. Khan: employer matching contributions to a defined contribution plan of $17,250 and life insurance premiums of $1,130; and for Mr. Deane: employer matching contributions to a defined contribution plan of $15,491 and life insurance premiums of $3,290. On six occasions in 2024, family members or guests of Mr. Prager accompanied him on business trips on a Company-leased aircraft. In those instances, there was no incremental cost to the Company, and as a result, no amount is reflected in the table.

Grants of Plan-Based Awards
The following table represents all plan-based awards granted to our NEOs as of the fiscal year ended December 31, 2024:

			Estimated future payouts under equity incentive plan awards			All other stock awards: Number of shares of stock or units (#)	Grant date fair value of stock and option awards ($)(4)
Name	Award	Grant Date	Threshold (#)	Target (#)	Maximum (#)
Paul Prager	PSU(1)	1/9/2024	500,000	1,000,000	1,500,000	—	2,403,145
	RSU(2)	1/9/2024			—	1,000,000	2,030,000
Patrick Fleury	PSU(1)	1/9/2024	140,000	280,000	420,000	—	672,881
	RSU(2)	1/9/2024			—	280,000	568,400
	Restricted Stock(3)	10/31/2024			—	1,000,000	6,520,000
Kerri Langlais	PSU(1)	1/9/2024	140,000	280,000	420,000		672,881
	RSU(2)	1/9/2024			—	280,000	568,400
	Restricted Stock(3)	10/31/2024			—	1,000,000	6,520,000
Nazar Khan	PSU(1)	1/9/2024	400,000	800,000	1,200,000		1,922,516
	RSU(2)	1/9/2024			—	800,000	1,624,000
	Restricted Stock(3)	10/31/2024			—	200,000	1,304,000
Kenneth Deane	PSU(1)	1/9/2024	54,000	108,000	162,000		259,540
	RSU(2)	1/9/2024			—	108,000	219,240

(1)    Represents the number of PSUs-Stock Price that were granted in fiscal 2024 under the 2021 Plan. See “Compensation Discussion and Analysis-Key Components of Executive Compensation-Compensation Element: Long-Term Equity-Based Incentives” for a description of the material terms of these awards.
(2)    Represents the number of RSUs-Pro-Rata that were granted in fiscal 2024 under the 2021 Plan. See “Compensation Discussion and Analysis-Key Components of Executive Compensation-Compensation Element: Long-Term Equity-Based Incentives” for a description of the material terms of these awards.
(3)    Represents the number of shares of vested restricted stock that were granted in fiscal 2024 under the 2021 Plan. See “Compensation Discussion and Analysis-Key Components of Executive Compensation-Compensation Element: Long-Term Equity-Based Incentives” for a description of the material terms of these awards.
(4)    The amounts in this column represent the aggregate grant date fair value of the equity awards calculated in accordance with FASB ASC Topic 718. See footnote 2 to the Summary Compensation Table. See Note 4 to our consolidated financial statements included in our Annual Report for the assumptions made in determining these values.

Outstanding Equity Awards at 2024 Fiscal Year End
The following table shows all outstanding Company equity awards held by our NEOs as of the fiscal year ended December 31, 2024:

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Paul Prager	500,000(3)	2,830,000	—	—
Patrick Fleury	640,000(2)	3,622,400	—	—
Kerri Langlais	140,000(3)	792,400	—	—
Nazar Khan	400,000(3)	2,264,000	—	—
Kenneth Deane	154,000(4)	871,640	—	—
__________________________________
(1)    The market values shown above are based on the $5.66 closing market price of our common stock on December 31, 2024.
(2)    The 500,000 RSUs granted in 2022 vest on May 16, 2025. The 140,000 RSUs granted in 2024 vested on January 9, 2025.
(3)    The RSUs vested on January 9, 2025.
(4)    The 100,000 RSUs granted in 2022 vest on May 16, 2025. The 54,000 RSUs granted in 2024 vested on January 9, 2025.
Stock Vested During Fiscal 2024
The following table provides information concerning the vesting of stock awards during fiscal 2024 on an aggregated basis for each of our NEOs.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Paul Prager	2,000,000	8,102,500
Patrick Fleury	2,610,000	12,609,700
Kerri Langlais	2,360,000	12,104,700
Nazar Khan	1,800,000	7,786,000
Kenneth Deane	476,000	1,740,270

Non-Qualified Deferred Compensation
The following table provides information with respect to our non-tax-qualified defined contribution and compensation deferral plans for each of our NEOs during fiscal 2024.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals /Distributions ($)	Aggregate Balance at Last FYE ($)
Paul Prager	—	—	—	474,999	—
Patrick Fleury	—	—	—	—	—
Kerri Langlais	—	—	—	—	—
Nazar Khan	—	—	—	—	—
Kenneth Deane	—	—	—	—	—

(1)    The amount shown for Mr. Prager reflects the distribution of previously deferred salary from the prior year. None of the NEOs have any outstanding deferred compensation balance as of December 31, 2024. See footnote 1 to the Summary Compensation Table.
Potential Payments upon Termination or Change in Control
The following summaries describe the potential payments and benefits that we would provide to our NEOs in connection with a termination of employment and/or a change in control, assuming the applicable triggering event occurred on December 31, 2024.
Severance Benefits - Paul Prager, Patrick Fleury, Kerri Langlais, Nazar Khan and Kenneth Deane
The TW Employment Agreements provide that, if a NEO’s employment is terminated by the Company without “cause” (including non-renewal of the term, except for Mr. Fleury) or by such NEO for “good reason” (each as defined in the applicable TW Employment Agreement), subject to such NEO’s execution of an effective general release of claims and continued compliance with non-competition, non-solicitation and other restrictive covenants applicable to such NEO pursuant to such NEO’s restrictive covenant agreement (which is incorporated by reference into such NEO’s TW Employment Agreement), the Company will pay or provide the NEO with the following severance benefits:
(i) a lump-sum cash payment payable on the 60th calendar day following the termination date in an aggregate amount equal to the annual base salary that would have been paid to the NEO during the 12-month (for Mr. Prager only, 18-month) period (the “severance period”) following the termination date;
(ii) continued coverage during the severance period (or until such NEO becomes eligible for comparable coverage under the medical health plans of a successor employer, if earlier) for such NEO and any eligible dependents under all of the Company’s health and welfare plans in which such NEO and any such dependents participated immediately prior to the termination date, subject to any active-employee cost-sharing or similar provisions in effect for such NEO thereunder as of immediately prior to the termination date; provided, however, that such coverage will not be provided in the event the Company would be subject to any excise tax under Section 4980D of the Code or other penalty or liability pursuant to the provisions of the Patient Protection and Affordable Care Act of 2010, as amended, and, in lieu of providing the coverage described above, the Company will instead pay such NEO a fully taxable monthly cash payment in an amount such that, after payment by such NEO of all taxes on such payment, such NEO retains an amount equal to the applicable premiums for such month, with such monthly payment being made on the last day of each month for the remainder of the severance period;
(iii) a prorated portion of the annual bonus payable with respect to the fiscal year in which such termination occurs determined on a daily basis, based on target level of achievement of the applicable performance goals for such year, payable on the 60th calendar day following the termination date;
(iv) any previously earned annual bonus payable to such NEO for any fiscal year completed on or before the termination date that has not been paid to such NEO as of the termination date, payable on the 60th calendar day following the termination date; and

(v) all outstanding equity awards then-held by such NEO (excluding the Inducement Award) will be treated in accordance with the terms of the applicable equity plan and award agreements; provided, however, that, with respect to awards that vest (x) solely based on continued service with the Company, such NEO will vest in any tranche scheduled to vest in accordance with the applicable award agreement during the severance period and (y) based on the achievement of performance criteria, based on the actual achievement of such performance criteria that occurs during the severance period.
The TW Employment Agreements provide that if a NEO’s employment is terminated by the Company due to such NEO’s death or disability (each as defined in the applicable TW Employment Agreement), subject to such NEO’s (or his or her estate’s) execution of an effective general release of claims and continued compliance with non-competition, non-solicitation and other restrictive covenants applicable to such NEO pursuant to such NEO’s restrictive covenant agreement, the Company will pay or provide such NEO (or his or her estate) with the following severance benefits:
(i) a prorated portion of the annual bonus payable with respect to the fiscal year in which such termination occurs determined on a daily basis, based on target level of achievement of the applicable performance goals for such year, payable on the 60th calendar day following the termination date; and
(ii) any previously earned annual bonus payable to such NEO for any fiscal year completed on or before the termination date that has not been paid to such NEO as of the termination date, payable on the 60th calendar day following the termination date.
Pursuant to the terms of a restrictive covenant agreement entered into between the Company and each of the NEOs, each of the NEOs is bound by certain restrictive covenants during employment and for a specified period thereafter, including non-competition (6 months post-employment; provided that such period increases to 12 months post-employment if the NEO’s employment is terminated by the Company for cause), non-solicitation (18 months post-employment), non-disparagement (indefinite) and confidentiality (indefinite).
The award agreements, pursuant to which Mr. Fleury, Ms. Langlais, Mr. Khan and Mr. Deane were granted awards of RSUs and PSUs under our 2021 Plan, provide that, in the event of his or her termination of employment or service with the Company at any time, all unvested RSUs and PSUs, as applicable, are immediately canceled. The Inducement Award also provides that, in the event of Mr. Fleury’s termination of employment or service with the Company at any time, all unvested RSUs are immediately canceled.
Potential Payments Upon Termination or Change in Control

Potential Payments Upon Termination or Change in Control for Paul Prager
	Involuntary Termination Without Cause/by Executive for Good Reason(1)	Death	Disability	Termination Following Change in Control(2)
Cash Severance Payment(3)	$3,000,000	$1,500,000	$1,500,000	$3,000,000
Continued Benefits Coverage(4)	77,013	—	—	77,013
Acceleration of RSUs(5)	2,830,000	—	—	2,830,000
Acceleration of PSUs	—	—	—	—
Total	$5,907,013	$1,500,000	$1,500,000	$5,907,013
(1)    Assumes a qualifying voluntary resignation for good reason or involuntary termination of employment for any reason other than cause, in either case, absent a change-in-control of the Company.
(2)    Mr. Prager is not entitled to enhanced severance upon a change-in-control of the Company.
(3)    The amounts in this row are based on Mr. Prager’s (i) continued base salary for 18 months (this is not applicable on death or disability) and (ii) pro-rated target annual bonus in the year of termination.
(4)    The amounts in this row represent the cost of Mr. Prager’s monthly health care premium under COBRA for an 18-month period.
(5)    Represents the value associated with the acceleration or continuation of the vesting of equity awards. In the case of RSUs, the value was based on the $5.66 closing market price of our common stock on the last trading day of fiscal year 2024, December 31, 2024.

Potential Payments Upon Termination or Change in Control for Patrick Fleury
	Involuntary Termination Without Cause/by Executive for Good Reason(1)	Death	Disability	Termination Following Change in Control(2)
Cash Severance Payment(3)	$750,000	$250,000	$250,000	$750,000
Continued Benefits Coverage(4)	30,591	—	—	30,591
Acceleration of RSUs(5)	3,622,400	—	—	3,622,400
Acceleration of PSUs	—	—	—	—
Total	$4,402,991	$250,000	$250,000	$4,402,991

Potential Payments Upon Termination or Change in Control for Kerri Langlais
	Involuntary Termination Without Cause/by Executive for Good Reason(1)	Death	Disability	Termination Following Change in Control(2)
Cash Severance Payment(3)	$750,000	$250,000	$250,000	$750,000
Continued Benefits Coverage(4)	31,016	—	—	31,016
Acceleration of RSUs(5)	792,400	—	—	792,400
Acceleration of PSUs	—	—	—	—
Total	$1,573,416	$250,000	$250,000	$1,573,416

Potential Payments Upon Termination or Change in Control for Nazar Khan
	Involuntary Termination Without Cause/by Executive for Good Reason(1)	Death	Disability	Termination Following Change in Control(2)
Cash Severance Payment(3)	$1,500,000	$750,000	$750,000	$1,500,000
Continued Benefits Coverage(4)	35,331	—	—	35,331
Acceleration of RSUs(5)	2,264,000	—	—	2,264,000
Acceleration of PSUs	—	—	—	—
Total	$3,799,331	$750,000	$750,000	$3,799,331

Potential Payments Upon Termination or Change in Control for Kenneth Deane
	Involuntary Termination Without Cause/by Executive for Good Reason(1)	Death	Disability	Termination Following Change in Control(2)
Cash Severance Payment(3)	$406,250	$81,250	$81,250	$406,250
Continued Benefits Coverage(4)	10,626	—	—	10,626
Acceleration of RSUs(5)	871,640	—	—	871,640
Acceleration of PSUs	—	—	—	—
Total	$1,288,516	$81,250	$81,250	$1,288,516

(1)    Assumes a qualifying voluntary resignation for good reason or involuntary termination of employment for any reason other than cause, in either case, absent a change-in-control of the Company.
(2)    The NEOs are not entitled to enhanced severance upon a change-in-control of the Company.
(3)    The amounts in this row are based on the NEO’s (i) continued base salary for 12 months (this is not applicable on death or disability) and (ii) pro-rated annual bonus in the year of termination.
(4)    The amounts in this row represent the cost of the NEO’s monthly health care premium under COBRA for a 12-month period.

(5)    Represents the value associated with the acceleration or continuation of the vesting of equity awards. In the case of RSUs, the value was based on the $5.66 closing market price of our common stock on the last trading day of fiscal year 2024, December 31, 2024.

PAY VERSUS PERFORMANCE
Pay Versus Performance Table
The following table sets out information regarding fiscal years ended December 31, 2024, December 31, 2023, December 31, 2022 and December 31, 2021 in satisfaction of Item 402(v) of Regulation S-K, which requires disclosure regarding executive “compensation actually paid” or “CAP” (as calculated in accordance with SEC rules) and certain Company performance.

Year	Summary Compensation Table Total for PEO 1 (Paul Prager) ($)	CAP to PEO 1 (Paul Prager) ($)	Summary Compensation Table Total for PEO 2 (Glenn Sandgren) ($)	CAP to PEO 2 (Glenn Sandgren) ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average CAP to Non-PEO NEOs ($)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return ($)	Net Loss ($)
	(1)	(2)(4)	(1)	(2)	(3)	(4)	(5)	(6)
2024	6,912,640	13,411,995	—	—	6,645,228	10,254,041	57	(72,418,000)
2023	2,394,178	2,394,178	—	—	1,529,864	5,370,434	24	(73,421,000)
2022	2,402,173	2,402,173	—	—	2,424,466	712,106	7	(90,791,000)
2021	625,228	625,228	964,343	820,233	405,734	405,734	151	(95,683,000)
__________________________________
(1)    The dollar amounts reported in this column are the amounts of total compensation reported for our Principal Executive Officer (“PEO”) for each corresponding year in the “Total” column of the Summary Compensation Table, which for 2024, 2023 and 2022, includes our current PEO Paul Prager (PEO 1), and for 2021, includes our current PEO Paul Prager (PEO 1) and former PEO Glenn Sandgren (PEO 2).
(2)    The dollar amounts reported in this column represent the amount of “compensation actually paid” to our PEO for the applicable fiscal year, as computed in accordance with Item 402(v) of Regulation S-K, which for 2024, 2023 and 2022, includes our current PEO Paul Prager, and for 2021, includes our current PEO Paul Prager and former PEO Glenn Sandgren (PEO 2). The dollar amounts do not reflect the actual amount of compensation earned by or paid to such executives during the applicable year. No adjustments were made to Mr. Prager’s compensation reported in the “Total” column of the Summary Compensation Table as no equity compensation was granted to or outstanding for Mr. Prager during 2023, 2022 and 2021. No adjustments were made to Mr. Sandgren’s compensation reported in the “Total” column of the Summary Compensation Table for the fair value at year-end of his outstanding and unvested equity awards granted in 2021 as such awards were canceled and settled/exercised in connection with the Company’s completion of its business combination, including the related mergers, with IKONICS on December 13, 2021 and, as a result, such values were already included in Mr. Sandgren’s compensation reported in the “All Other Compensation” and “Total” columns of the Summary Compensation Table for the fiscal year 2021 as disclosed in the Company’s 2022 proxy statement.
(3)    The dollar amounts reported in this column represent the average of the amounts reported for the Company’s non-PEO named executive officers (“Non-PEO NEOs”) as a group in the “Total” column of the Summary Compensation Table in each applicable year. For purposes of calculating the average amounts in each applicable year, the names of each of the Non-PEO NEOs included are as follows: (a) for 2024: Patrick Fleury, Kerri Langlais, Nazar Khan and Kenneth Deane; (b) for 2023: Patrick Fleury and Kerri Langlais; (c) for 2022: Patrick Fleury and Kenneth Deane; and (d) for 2021: Nazar Khan, Kerri Langlais, Claude Piguet and Kenneth Hegman.
(4)    The dollar amounts reported in this column represent the amount of “compensation actually paid” to the PEO and average amount of “compensation actually paid” to Non-PEO NEOs as a group in the applicable year as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs as a group during the applicable year.
In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to the total compensation for the PEO and the average total compensation for the Non-PEO NEOs as a group for 2024 to determine the compensation actually paid.

	PEO	Average of Non-PEO NEOs
Fiscal Year	2024	2024
Total from Summary Compensation Table	$6,912,640	$6,645,228
(-) Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(4,433,145)	(5,212,964)
(+) Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	2,830,000	1,038,610
(+) Fair Value at Vesting Date of Option Awards and Stock Awards Granted and Vested in Fiscal Year	8,102,500	6,559,617
(+) Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	—	489,000
(+) Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	—	734,550
Compensation Actually Paid	$13,411,995	$10,254,041
(5)    Cumulative Total Shareholder Return (“TSR”) is calculated by dividing the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. The Company did not declare dividends for the fiscal years ended December 31, 2024, 2023 and 2022 and the period from February 8, 2021 (date of inception) to December 31, 2021.
(6)    Dollar amounts reported in this column represent the amount of net loss reflected in the Company’s audited consolidated financial statements for the fiscal years ended December 31, 2024, 2023 and 2022 and the period from February 8, 2021 (date of inception) to December 31, 2021.
Relationship Between Pay and Performance
For the four-year period shown in the table above, the amount of CAP for our PEO Paul Prager is not generally aligned with our TSR because Mr. Prager did not receive any equity-related compensation during such period. By contrast, our Non-PEO NEOs receive equity awards, which vary in value year-to-year depending on our stock price. As a result, the amount of CAP for our Non-PEO NEOs is somewhat related to our TSR over time. For example, PSUs, which are an integral part of our executive compensation program for our Non-PEO NEOs, are related to Company performance, although not directly tied to TSR, because they provide value only if the price of our common stock increases, subject to the NEO’s continued employment over the applicable performance period. These PSU awards strongly align our Non-PEO NEOs’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging our Non-PEO NEOs to continue in our employment for the long term. In addition, our CAP for our PEO and Non-PEO NEOs is generally aligned with our net loss for the years shown in the table above.
DIRECTOR COMPENSATION
Compensation of Directors
Consistent with our non-employee director compensation policy, each of our non-employee directors will receive, as applicable, an annual director fee, fees for serving as the lead independent director or chair of a committee and equity awards in connection with his or her services. In addition, each director is reimbursed for out-of-pocket expenses in connection with his or her services. As employees of the Company, Mr. Prager, Mr. Nazar and Ms. Langlais do not receive any additional compensation for their services on our Board of Directors.
Our current non-employee director compensation program has two components: (1) a cash component, designed to compensate members for their service on our Board of Directors and its committees and (2) an equity component, designed to align the interests of our directors and stockholders and, by vesting over time, to create an incentive for continued service on our Board of Directors. The Compensation Committee approved of revisions to the director compensation program in 2024 with such changes to be effective on January 1, 2025. The following table describes the compensation arrangements with our non-employee directors effective for fiscal year 2024 and the changes (if any) that are effective as of January 1, 2025 in parenthesis:

Annual Cash Retainers

•Cash retainer	$60,000 ($100,000, commencing on January 1, 2025)

•Lead independent director (additional cash retainer)	$25,000

•Committee chairmanship (additional cash retainers)	Audit Committee Chair: $25,000 Compensation Committee Chair: $25,000
Annual Equity Award

RSUs that vest on the first anniversary of the date of grant
Each non-employee director will receive an annual grant of RSUs with a grant date value of $90,000 ($200,000, commencing on January 1, 2025).
The lead independent director will receive an additional annual grant of RSUs with a grant date value of $25,000.

The cash elements of compensation are paid in quarterly installments in arrears and prorated for partial quarterly service. Under the terms of our 2021 Plan, the maximum amount (based on the fair value of our shares of common stock underlying awards on the grant date as determined in accordance with applicable financial accounting rules) of awards that may be granted in any single fiscal year to any non-employee member of our Board of Directors, taken together with any cash fees paid to such individual during such fiscal year, is $900,000.
As a public company, our Compensation Committee will periodically review and make recommendations to our Board of Directors regarding the form and amount of compensation for non-employee directors. Our director compensation program is designed to enable continued attraction and retention of highly qualified directors and to address the time, effort, expertise and accountability required of active board membership.
Director Compensation Table for 2024
During fiscal year 2024, our directors received annual grants of RSU awards with grant date values in the following amounts in accordance with the terms of our non-employee director compensation policy: $90,000 for all our directors, except for Mr. Pincus, who received $115,000 as lead independent director. The RSUs vest on the first anniversary of the grant date, subject to the director’s continued service with the Company through each vesting date.
The table below summarizes compensation provided to each non-employee director for services provided during fiscal year 2024.

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)	Total ($)
Walter Carter	85,000	90,001	175,001
Catherine Motz	60,000	90,001	150,001
Steven Pincus	110,000	115,002	225,002
Lisa Prager	60,000	90,001	150,001
Michael Bucella	60,000	90,001	150,001
Amanda Fabiano(1)	58,022	129,590	187,612
Christopher Jarvis(1)	58,022	129,590	187,612
________________________________
(1)    On January 12, 2024, our Board of Directors appointed Amanda Fabiano and Christopher Jarvis effective immediately.

(2)    Amounts set forth in this column represent the aggregate dollar amount of all fees earned or paid in cash for services as a director, including basic retainer fees and committee and/or chair fees under our non-employee director compensation program. On March 8, 2023, our Board of Directors modified our non-employee director compensation policy to permit participating directors to elect to receive cash retainers accrued since the beginning of the fourth fiscal quarter of 2022 in shares of our common stock in lieu of cash, with the number of shares of common stock granted to be equal to the applicable cash retainer divided by the fair market value of our common stock on the last trading day of the applicable fiscal quarter. All our directors elected to receive their respective cash retainers accrued in each quarter of 2024 in shares of our common stock.
(3)    The amounts set forth in this column represent the aggregate grant date fair value of the RSU awards granted to certain of our directors in 2024 computed in accordance with FASB ASC Topic 718.
(4)    As of December 31, 2024, Messrs. Carter, Bucella and Mses. Motz and Prager each held 21,661 unvested RSUs; Mr. Pincus held 27,678 unvested RSUs; and Ms. Fabiano and Mr. Jarvis held 31,189 unvested RSUs.
EQUITY COMPENSATION PLAN INFORMATION
The following table presents information as of December 31, 2024 with respect to compensation plans under which shares of our common stock may be issued.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders(1)	4,312,764	—	4,500,644	(2)
Total	4,312,764	—	4,500,644
__________________________________
(1)    Includes our 2021 Plan, which was assumed in connection with the IKONICS merger, and shares of our common stock available for issuance upon the settlement of RSUs granted to Mr. Fleury in connection with his appointment to Chief Financial Officer on May 16, 2022 in accordance with Nasdaq Listing Rule 5635(c)(4).
(2)    There are 4,500,644 shares of common stock that remain available for grant under our 2021 Plan, which may be granted to those recipients permitted by the Nasdaq listing rules. In addition, the 2021 Plan provides for an automatic increase in the number of shares reserved for issuance thereunder. The share pool will automatically increase each fiscal year following May 13, 2021, which began fiscal year 2022 and will end with fiscal year 2026 by the lesser of (i) 1% of the total number of shares of our common stock outstanding on the last day of the immediately preceding fiscal year on a fully diluted basis assuming that all shares available for issuance under the 2021 Plan are issued and outstanding or (ii) such number of shares of our common stock as determined by our Board of Directors. The increase shall occur on the first day of each such fiscal year or another day selected by our Board of Directors during such fiscal year.

PROPOSAL 2 – NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are seeking your non-binding, advisory vote as required by Section 14A of the Exchange Act, on the approval of the compensation of our named executive officers as described in the “Executive Compensation” section in this proxy statement. Because your vote is advisory, it will not be binding on our Compensation Committee or our Board of Directors. However, the Compensation Committee and our Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.
We are asking our stockholders to indicate their support for our executive compensation programs as described in this proxy statement. This vote is not intended to address any specific term of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The Compensation Committee and the Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals.
This proposal, commonly known as a “Say-on-Pay” proposal, gives you, as a stockholder, the opportunity to endorse or not endorse our executive pay program through the resolution below. We expect the next “Say-on-Pay” proposal to take place at our 2026 annual meeting of stockholders.
“RESOLVED, that our stockholders APPROVE, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in this proxy statement.”
The approval, on a non-binding, advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the votes present or represented by proxy and entitled to vote thereon.
The Board of Directors recommends that the stockholders vote FOR the approval, on a non-binding, advisory basis, of the compensation of the named executive officers as disclosed in this proxy statement.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Other than compensation arrangements for our executive officers and directors (see “Executive Compensation” for a discussion of compensation arrangements for our named executive officers and directors) and the transactions discussed below, there were no transactions since the beginning of our 2024 fiscal year, or any currently proposed transaction, to which we were a party or will be a party, in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.
Policies and Procedures for Related Party Transactions
We have adopted a written policy on transactions with related parties that is in conformity with the requirements for issuers having publicly held common stock that is listed on the Nasdaq. Related party transactions are defined as transactions in which (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (ii) the Company or any of its subsidiaries is a participant and (iii) a “Related Person” has, has or will have a direct or indirect material interest. For purposes of our written policy, a “Related Person” means any (i) executive officer, director or nominee for election as a director, (ii) greater than 5% beneficial owner of the Common Stock, (iii) immediate family member of the persons referred to in clauses (i) and (ii), and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a ten percent (10%) or greater beneficial ownership interest.
Under the related party transactions policy, the Company’s general counsel, or his or her designee, is primarily responsible for developing and implementing processes and procedures to obtain information regarding related parties with respect to potential related party transactions and then determining, based on the facts and circumstances, whether such potential related party transactions do, in fact, constitute related party transactions requiring compliance with the policy. If the Company’s general counsel, or his or her designee, determines that a transaction or relationship is a related party transaction requiring compliance with the policy, the Company’s general counsel, or his or her designee, will be required to present to the Audit Committee all relevant facts and circumstances relating to the related party transaction. The Audit Committee will be required to review the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of the Company’s code of ethics, and either approve or disapprove the related party transaction. If the Audit Committee’s approval of a related party transaction requiring such approval is not feasible in advance of such related party transaction, then the transaction may be preliminarily entered into upon prior approval of the transaction by the chair of the Audit Committee, subject to ratification of the transaction by the Audit Committee at its next regularly scheduled meeting; provided, however, that, if the ratification is not forthcoming, the Company’s management will make all reasonable efforts to cancel or annul the related party transaction. If a transaction was not initially recognized as a related party transaction, then, upon such recognition, the related party transaction will be presented to the Audit Committee for ratification at its next regularly scheduled meeting; provided, however, that, if the ratification is not forthcoming, the Company’s management will make all reasonable efforts to cancel or annul the related party transaction. The Company’s management will update the Audit Committee as to any material changes to any approved or ratified related party transaction and will provide a status report at least annually of all the then-current related party transactions. No member of the Board of Directors will be permitted to participate in the approval of a related party transaction for which he or she is a related party.
Administrative and Infrastructure Services Agreement
On April 27, 2021, Beowulf Electricity & Data Inc. (“Beowulf E&D”), a company owned and controlled by Paul Prager, and TeraWulf entered into the administrative and infrastructure services agreement, pursuant to which Beowulf E&D agreed to provide, or to cause its affiliates to provide, to TeraWulf certain services necessary to build and operate certain bitcoin mining facilities anticipated to be developed by TeraWulf (the “Facilities”) and support TeraWulf’s ongoing business, including, among others, services related to construction, technical and engineering, operations and maintenance, procurement, information technology, regulatory, health and safety, treasury, finance and accounting, human resources, legal, corporate compliance, risk management, ESG, tax compliance, external affairs, corporate communications, public affairs and corporate planning and development (the “E&D Services Agreement”). In addition, the E&D Services

Agreement allows for Beowulf E&D to take actions in the name of TeraWulf, subject to certain limitations as set forth in the agreement. The E&D Services Agreement has an initial term of five years and automatically renews for successive three-year terms, unless earlier terminated.
Pursuant to the E&D Services Agreement, TeraWulf is required to (i) make available its professional, supervisory and managerial personnel employed by TeraWulf or its affiliates to coordinate with Beowulf E&D as reasonably required and (ii) provide Beowulf E&D access to the Facilities and any appurtenances thereto, together with the necessary rights of ingress and egress thereto. In addition, pursuant to the E&D Services Agreement, TeraWulf is responsible for obtaining, maintaining and renewing all permits necessary for TeraWulf to do business in the jurisdictions in which the Facilities are located and to own, operate and maintain the Facilities.
Pursuant to the E&D Services Agreement, TeraWulf appointed Beowulf E&D as agent with such authority as may be necessary for Beowulf E&D to perform the services pursuant to the E&D Services Agreement, including, among others, the authority to take actions and execute documents in the name, and as agent on behalf, of TeraWulf, subject, in all instances, to the limitations on Beowulf E&D’s authority set forth in the E&D Services Agreement and the specific written instructions of TeraWulf from time to time.
In connection with the E&D Services Agreement, TeraWulf has agreed to pay Beowulf E&D an annual fee for the first year in the amount of $7.0 million payable in monthly installments, and an annual fee equal to the greater of $10.0 million or $0.0037 per kilowatt-hour of electric load utilized by the Facilities thereafter. TeraWulf will also provide Beowulf E&D reimbursement for certain reasonable and documented equipment, infrastructure and operating expenses incurred in the performance of Beowulf E&D’s obligations under the E&D Services Agreement, which reimbursement will be prepaid monthly by TeraWulf and reconciled monthly. Beowulf E&D may also request advances for emergencies as well as equipment, infrastructure and operating expenses that require expedited payment terms.
On March 29, 2023, TeraWulf and Beowulf E&D entered into Amendment No. 1 to the E&D Services Agreement, pursuant to which Beowulf E&D agreed to, effective as of January 1, 2023, reduce the annual base fee to $8.5 million payable in monthly installments, until all obligations under the Company’s Loan, Guaranty and Security Agreement dated as of December 1, 2021, as amended and restated from time to time (the “Loan Agreement”), are either indefeasibly repaid in full or refinanced.
Pursuant to the terms of the E&D Services Agreement, in 2023, TeraWulf issued 2,460,513 shares of common stock in the aggregate to Beowulf E&D and the Beowulf Electricity & Data Employee Discretionary Trust (the “E&D Trust”) as incentive compensation in connection with the listing of its common stock and its Facilities having utilized 100MW of cryptocurrency mining load. For every incremental 100 MW of cryptocurrency mining load deployed by the Facilities in the aggregate thereafter, TeraWulf agreed to issue additional awards of shares of TeraWulf common stock, valued at $2.5 million, to certain designated employees of Beowulf E&D in accordance with the E&D Services Agreement. A copy of the E&D Services Agreement and its Amendment No. 1 are exhibits to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2022.
In addition, pursuant to the E&D Services Agreement, Beowulf E&D provides TeraWulf with corporate office space in Easton, Maryland, Lafayette, Colorado and New York, New York. Beowulf E&D leases such corporate office space from various affiliated landlords and allocates the portion of the total rent with respect to such office space to TeraWulf.
In 2024, TeraWulf made payments to Beowulf E&D in the amount of $15.8 million pursuant to the E&D Services Agreement, which included pass-through expenses incurred in the normal course of business. For fiscal year 2025, TeraWulf expects to pay Beowulf E&D approximately $18.0 million in fixed base fees, plus pass-through expenses incurred in the normal course of business.
Lake Mariner Facility Lease
On October 9, 2024, Lake Mariner Data LLC, a Delaware limited liability company (“Lake Mariner Data”) and a wholly owned subsidiary of TeraWulf Inc. (the “Company” or “TeraWulf”), entered into a lease agreement (the “New Lake Mariner Facility Lease”) with Somerset Operating Company, LLC, company 99.9%-owned and controlled by Paul Prager (“Somerset”), for a portion of Somerset’s real property located in the Town of Somerset, New York, consisting of approximately 157 acres, including all structures, equipment, facilities and fixtures located thereon (the “Premises”). The

Premises will be used by TeraWulf and its subsidiaries for cryptocurrency mining and high-performance computing (HPC) data center operations.
The New Lake Mariner Facility Lease has an initial term of 35 years, commencing on October 9, 2024, and will automatically renew for up to nine additional periods of five years each, unless Lake Mariner Data provides written notice to Somerset to terminate the New Lake Mariner Facility Lease at least six months prior to the expiration of the initial term or the then-current renewal term, as applicable. The annual rent for the Premises is $281,398.20, payable in advance in equal monthly installments of $23,449.85, subject to annual adjustments based on the change in the Consumer Price Index. Lake Mariner Data is also responsible for paying its proportionate share of certain costs, expenses and disbursements that Somerset incurs in connection with the ownership, operation and maintenance of any other portions of the real property necessary or useful to reasonably support Lake Mariner Data’s use of the Premises.
In connection with the execution and delivery of the New Lake Mariner Facility Lease, Lake Mariner Data and Somerset also entered into a lease termination agreement (the “Termination Agreement”), pursuant to which they terminated an existing lease agreement dated June 1, 2021 between Lake Mariner Data and Somerset for the Premises (the “Prior Lease”). As consideration for Somerset’s willingness to terminate the Prior Lease and enter into the New Lake Mariner Facility Lease, TeraWulf paid Somerset’s parent company Riesling Power LLC (“Riesling Power”) 20.0 million shares (the “Shares”) of TeraWulf’s common stock, par value $0.001 per share (the “Common Stock”), and $12.0 million in cash. Under the terms of the New Lake Mariner Facility Lease, Riesling Power agreed not to sell any of the Shares until October 9, 2025. Thereafter, Riesling Power may sell up to 5 million shares of Common Stock. After April 9, 2026, Riesling Power is no longer subject to the foregoing restrictions on sale.
The New Lake Mariner Facility Lease contains customary representations, warranties, covenants and indemnities by the parties, as well as provisions relating to environmental matters, insurance, casualty, condemnation, assignment, subleasing, default and remedies. The New Lake Mariner Facility Lease also grants Somerset the right to participate in TeraWulf’s board of directors meetings as a non-voting observer for the remainder of the New Lake Mariner Facility Lease term, provided that Somerset (together with its affiliates) continues to beneficially own at least 15 million shares of Common Stock. The New Lake Mariner Facility Lease also provides that Beowulf Electricity & Data Inc. (“Beowulf”), an affiliate of Somerset, will continue to act as the exclusive operator of the Premises for TeraWulf, unless Beowulf is in material default of its services or Somerset consents to its replacement, with Somerset’s consent not to be unreasonably withheld, conditioned or delayed.
In connection with TeraWulf’s payment of Common Stock and cash described above, TeraWulf and Riesling Power also entered into a registration rights agreement dated October 9, 2024 (the “Registration Rights Agreement”), pursuant to which TeraWulf agreed to file a resale shelf registration statement on Form S-3 as soon as is reasonably practical after the date of the Registration Rights Agreement, but in any event no later than sixty days following such date, to cover the sale or distribution from time to time of the Shares by the Holders (as defined in the Registration Rights Agreement). The Registration Rights Agreement also provides Riesling Power and the Holders with certain piggyback registration rights in the event TeraWulf files a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) with respect to an offering of Common Stock.
In 2024, TeraWulf made lease payments to Somerset in the amount of $11.5 million pursuant to the Prior Lease and the New Lake Mariner Facility Lease, which included third-party passthrough costs. For fiscal year 2025, TeraWulf expects to make payments of approximately $0.7 million to Somerset pursuant to the New Lake Mariner Facility Lease, including third-party passthrough costs.

STOCK PERFORMANCE GRAPH
This performance graph shall not be deemed "filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference into any filing of TeraWulf Inc. under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
The following graph shows a comparison over a five-year period from December 31, 2020 through December 31, 2024, of the cumulative total return on our Common Stock (WULF), the RUSSELL 2000 Index (“RUSSELL 2000”), and our self-constructed Peer Group Index, assuming an aggregate initial investment in each of $100 on December 31, 2020 (and weighted based on the market cap of each peer in the Peer Group Index as of the market close on December 31, 2020), including reinvestments of any dividends. Such returns are based on historical results and are not intended to suggest future performance. Historically, we have not declared or paid cash dividends on our Common Stock.
Our self-constructed Peer Group Index consists of members of our peer group with available publicly traded market data as of, and subsequent to, December 31, 2020, and consists of: Bitfarms Ltd. (BITF), Cipher Mining Inc. (CIFR), CleanSpark, Inc. (CLSK), Hut 8 Corp. (HUT), IREN Limited (IREN), Marathon Digital Holdings, Inc. (MARA), Riot Platforms, Inc. (RIOT), Digital Realty Trust, Inc. (“DLR”), and Equinix, Inc. (EQIX).
Comparison of Cumulative Total Return
Among TeraWulf Inc., the Russell 2000 Index, and the Peer Group Index

$300
$200
$100
$0
12/31/20
12/31/21
12/31/22
12/31/23
12/31/24
TeraWulf Inc.
Russel 2000
Peer Group Index

REPORT OF THE AUDIT COMMITTEE
The Audit Committee has reviewed and discussed with the Company’s management and with Deloitte & Touche LLP (“Deloitte”) the audited financial statements of the Company for the fiscal year ended December 31, 2024. The Audit Committee has discussed with Deloitte the matters required to be discussed under the standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The Audit Committee has also received the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding the independent accountant’s communication with the Audit Committee concerning independence and the Audit Committee has discussed the independence of Deloitte with that firm.
The Audit Committee has an established charter outlining the practices it follows. The charter is available on the Company’s website at www.investors.terawulf.com.
Based on the Audit Committee’s review and discussions of the matters noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

AUDIT-RELATED FEES, TAX FEES AND ALL OTHER FEES
Fees billed or expected to be billed for professional services provided by our independent auditors for the Company in each of the categories listed are as follows for the periods presented. All such fees are in accordance with our approval policies described below.

	Years Ended
Fee Category	December 31, 2024	December 31, 2023
Audit Fees(1)	$1,055,606	$557,550
Audit-Related Fees(2)	166,895	299,250
Tax Fees(3)	—	50,400
All Other Fees(4)	—	—
Total	$1,222,501	$907,200
(1)    Audit fees represent amounts for services related to the audit of our consolidated financial statements, the quarterly reviews of our interim condensed consolidated financial statements and related matters. Audit fees include services rendered by Deloitte & Touche, LLP (“Deloitte”), our independent registered public accounting firm, for the 2024 audit. Audit fees for 2023 include services rendered by RSM US LLP (“RSM”), our prior independent registered public accounting firm, for the 2023 audit.
(2)    Audit-related fees represent amounts for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. These services include the issuance of consents and comfort letters for other periodic reports or documents filed with the SEC and accounting consultations related to the evaluation of new accounting standards and non-routine transactions, if any. Audit-related fees for the year ended December 31, 2024 include services rendered by Deloitte, our independent registered public accounting firm for the 2024 audit. Audit-related fees for the year ended December 31, 2023 include services rendered by RSM, our prior independent registered public accounting firm for the 2023 audit.
(3)    Tax fees represent amounts for tax compliance, tax advice and tax planning services.
(4)    All other fees consist of all other fees for services other than those in the above categories and consist of non-audit due diligence procedures in connection with our mergers and acquisitions. There were no such fees for the years ended December 31, 2024 or 2023.
The Board of Directors adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other permissible non-audit services that may be provided by the independent auditors. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the auditors’ independence is not impaired. Under the policy, the Audit Committee annually, and from time to time, pre-approves the audit engagement fees and terms of all audit and permitted non-audit services to be provided by the independent auditor.

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Deloitte & Touche LLP to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Deloitte & Touche LLP has served as the Company’s or its predecessor’s independent registered public accounting firm since fiscal year 2024 and is considered by the Audit Committee and the Board of Directors to be professionally qualified. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
The proposal will be approved by the affirmative vote of a majority of the voting power of the shares of Common Stock and Series A Preferred Stock, voting together as a single class, present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of voting “against” the proposal. Brokers have discretion to vote on any uninstructed shares over the ratification of appointment of accountants.
The Board of Directors recommends that the stockholders vote FOR such ratification.

PROPOSAL 4 – APPROVAL OF AMENDMENT TO THE 2021 OMNIBUS INCENTIVE PLAN TO INCREASE THE NUMBER OF AVAILABLE SHARES THEREUNDER
Overview
We are seeking stockholder approval to amend our 2021 Omnibus Incentive Plan (the “2021 Plan”) in the form attached hereto as Appendix A, to (i) increase the number of shares authorized for issuance thereunder from 9,096,290 to 54,096,290 shares of Common Stock (representing 14.1% of the outstanding shares of Common Stock as of March 19, 2025, (ii) eliminate the 2021 Plan’s automatic annual share increase provision (the “Evergreen”), and (iii) increase the number of shares of Common Stock authorized for issuance for grants of incentive stock options from 3,166,667 to 13,524,073 shares of Common Stock (representing 25.0% of the number of shares of Common Stock authorized for issuance under the 2021 Plan) (collectively, the “Plan Amendment”). Our Board of Directors approved the Plan Amendment on March 26, 2025, subject to stockholder approval at the Annual Meeting. If the Plan Amendment is approved by stockholders, the Plan Amendment will be effective as of the Annual Meeting.
The purpose of our 2021 Plan is to enhance our ability to attract and retain the services of directors, officers, consultants, advisors, and employees whose services are considered valuable, to encourage the sense of ownership amongst our employees in general and to stimulate the active interest of such persons in our development and financial success. Without stockholder approval of this proposal, we believe our ability to attract and retain the services of directors, officers, consultants, advisors, and employees would be negatively impacted, and our recruiting, retention and incentive efforts would become more difficult.
Awards under our 2021 Plan will be granted in amounts and to individuals as determined by the Compensation Committee in its sole discretion. Therefore, the benefits or amounts that will be received by officers, directors, employees, and consultants under our 2021 Plan are not determinable at this time. However, we believe stockholder approval of the Plan Amendment would allow us to continue to attract and retain talented directors, officers, employees, and consultants.
Reasons to Approve the Plan Amendment
In determining to recommend that stockholders approve the Plan Amendment, including the increase in the number of shares reserved for future issuance, the Compensation Committee and our Board of Directors carefully considered several important factors, including:
The 2021 Plan is critical to our ability to effectively retain and compete for talented employees. Our ability to attract, retain, and motivate top-quality talent is material to our success, and our continued ability to grant equity compensation under the 2021 Plan is key to our ability to offer the competitive compensation necessary to attract and keep our talented employees.
Equity compensation supports a pay-for-performance culture and creates strong alignment between participants’ and stockholders’ interests. We currently award both time- and performance-based restricted stock units to our senior-level employees. These equity awards, whose value depends on the performance of our stock and, in the case of performance-based awards, are only earned if we achieve sustained stock price appreciation, link pay outcomes to our performance, build an ownership mentality and foster strong alignment between participants and our stockholders. Accordingly, the Board of Directors believes that our interests and the interests of our stockholders will be advanced if we can continue to offer our employees, advisors, consultants, and non-employee directors the opportunity to acquire or increase their ownership interests in the Company.
Considerations balancing our talent incentive needs with stockholder interests. Our Board of Directors intends for the Plan Amendment, including the proposed increase to the share reserve, to balance our need to maintain the competitive compensation practices necessary to attract, motivate and retain talent with stockholder interests. This balance is met through:

–The size of the share request. This proposal, if approved, would increase the number of shares available for future issuance by 45,000,000 shares, which, together with remaining shares reserved for issuance and awards outstanding under the 2021 Plan, constitutes 14.1% of our common shares outstanding as of March 19, 2025. The size of this share pool request if approved would result in total dilution of 14.1%, well below the median for similarly-sized companies in our industry (21.5%).

–Elimination of the Evergreen feature to provide ongoing stockholder input. As noted above, the proposed Plan Amendment eliminates the automatic annual share increase provision currently contained in the 2021 Plan. The Board of Directors believed this elimination was important in order to provide stockholders with the ability to monitor our share usage and provide ongoing input regarding our equity program as the Company matures.

–Responsible equity usage. We have and will continue to grant equity in an amount that we believe is appropriate to effectively attract, motivate and retain employees within the talent market in which we compete. Our Board currently anticipates that the 45,000,000 shares requested, together with the 9,096,290 shares available for future awards under the 2021 Plan, will be sufficient to fund our equity award needs for approximately four years, although unexpected events such as significant changes to the Company’s stock price or changes to headcount could impact this projection. The resulting share pool if utilized over the expected four-year period would equate to an annual gross burn rate of 3.3%, which is below the median 3-year average of 5.7% for similarly sized companies in our industry and comparable to our historic 3-year average gross burn rate of 3.1%. Our historic equity usage has been prudent, and we are undertaking a review of our equity strategy prior to our next regular equity award cycle to ensure that our go-forward practices appropriately align with market expectations. Specifically, the Compensation Committee has engaged its compensation consultant Compensia, Inc. to develop a formal peer group during 2025 that will be used going forward to inform our decision-making, including potential changes to our future annual and long-term incentive structures in alignment with market practice. This anticipated change in equity strategy has informed its view of the projected duration of the requested share pool.
Sound Governance Practices. The 2021 Plan includes a number of provisions designed to protect stockholders’ interests and reflect sound governance practices, including:

–No repricing without stockholder approval. The 2021 Plan expressly prohibits the repricing, cash-out or other exchange of underwater stock options and stock appreciation rights without prior shareholder approval.

–No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted under the 2021 Plan must have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

–Comprehensive clawback provisions. In addition to the Compensation Committee’s authority to recover compensation in accordance with the Company’s clawback policy in compliance with Section 10D of the Exchange Act, the 2021 Plan provides the Compensation Committee with authority to recover all equity awards (including time-based awards) granted pursuant to the 2021 Plan in the event a 2021 Plan participant engages in detrimental conduct, as defined in the 2021 Plan.

–Annual limits on non-employee director awards. The 2021 Plan limits the value of equity that may be granted to non-employee directors each fiscal year.

–No liberal change in control. A change in control transaction must actually occur, followed by a qualifying termination or failure to assume awards, in order for the change in control provisions in the 2021 Plan to be triggered.

–No “evergreen” provision for additional shares. If this proposal is approved, the 2021 Plan will be amended to eliminate the automatic annual share increase provision currently contained in the 2021 Plan.
The principal provisions of the 2021 Plan as proposed to be amended by the Plan Amendment are summarized below. This summary is not a complete description of all of the 2021 Plan’s provisions and is qualified in its entirety by reference to the 2021 Plan, which is attached as Exhibit 10.9 to our 2024 Annual Report. Capitalized terms included in this summary but not otherwise defined in this Proxy Statement shall have the same meaning ascribed to such terms as set forth in the 2021 Plan.

Background of Proposed Plan Amendment
The board of directors of TeraCub Inc. (f/k/a TeraWulf Inc.), a Delaware corporation and wholly owned subsidiary of the Company, adopted the 2021 Plan on May 13, 2021, and the 2021 Plan was approved by its stockholders on May 13, 2021. On December 14, 2021, our Board of Directors approved the assumption of, and the Company assumed the 2021 Plan in connection with the closing of its strategic business combination with IKONICS Corporation. The purposes of the 2021 Plan are to attract and retain employees, consultants and directors by providing them the opportunity to acquire an equity interest in the Company or other incentive compensation, and align their interest with those of our stockholders. The 2021 Plan is administered by our Compensation Committee.
As of March 19, 2025, an aggregate of 9,096,290 shares of Common Stock were reserved for issuance under the 2021 Plan. As of March 19, 2025, approximately 3,765,658 shares of Common Stock were subject to outstanding awards under the 2021 Plan and 5,330,632 shares of Common Stock were available for future awards under the 2021 Plan. The Board believes that an increase in the number of authorized shares of Common Stock is necessary to continue to meet our incentive and retention goals, and to continue to align employee and stockholder interests. If stockholders do not approve this proposal, the current share reserve will not be sufficient to support our equity compensation practices through our 2026 annual meeting, which is expected to be held in May 2026. Accordingly, the Board of Directors has determined that the number of shares available for issuance under the 2021 Plan should be increased so that we may continue our compensation structure and strategy.
On March 24, 2025, the Board unanimously approved the 2021 Plan Amendment, subject to stockholder approval of Proposal 4 at the Meeting, to (i) increase the number of shares authorized for issuance thereunder from 9,096,290 to 54,096,290 shares of Common Stock (representing 14.1% of the outstanding shares of Common Stock as of March 19, 2025, and eliminate the automatic annual share increase provision, and (ii) increase the number of shares of Common Stock authorized for issuance for grants of incentive stock options from 3,166,667 to 13,524,073 shares of Common Stock (representing 25.0% of the number of shares of Common Stock authorized for issuance under the 2021 Plan). If our stockholders do not approve the Plan Amendment at the Annual Meeting, the Plan Amendment will not become effective and the number of shares of Common Stock authorized for issuance under the 2021 Plan will remain at 9,096,290 shares (and the Evergreen provision will continue to apply), and the number of shares of Common Stock authorized for grants of incentive stock options will remain at 3,166,667.
The Board has directed that the proposal to amend the 2021 Plan be submitted to the stockholders for their approval at the Annual Meeting.

Summary of the 2021 Plan
Administration. The Compensation Committee administers the 2021 Plan. The Compensation Committee has the authority to determine the terms and conditions of any agreements evidencing any awards granted under the 2021 Plan and to adopt, alter and repeal rules, guidelines and practices relating to the 2021 Plan. The Compensation Committee has full discretion to administer and interpret the 2021 Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.
Eligibility. Any current or prospective employees, directors, officers, consultants or advisors of the Company or its affiliates who are selected by the Compensation Committee are eligible for awards under the 2021 Plan. The Compensation Committee has the sole and complete authority to determine who will be granted an award under the 2021 Plan. As of March 19, 2025, approximately 109 persons were eligible to participate in the 2021 Plan.
Number of Shares Authorized. The 2021 Plan provides for a maximum number of shares of our Common Stock available for issuance under the 2021 Plan (referred to as the “Share Pool”) equal to 54,096,290 shares of Common Stock (representing 14.1% of the outstanding shares of Common Stock as of March 19, 2025). From this overall maximum Share Pool, no more than 13,524,073 shares of Common Stock (representing 25.0% of the number of shares of Common Stock authorized for issuance under the 2021 Plan) may be issued with respect to incentive stock options under the 2021 Plan. The maximum grant date fair value of cash and equity awards that may be awarded to a non-employee director under the 2021 Plan during any one fiscal year is $900,000. If any award granted under the 2021 Plan expires, terminates, or is canceled or forfeited or exchanged or surrendered without being exercised, vested or settled, or if an award is required to or may be paid in cash pursuant to its terms, shares of our Common Stock subject to such award will again be made available for future grants. In addition, if any shares are surrendered or tendered or withheld to pay the exercise price of an award or to satisfy withholding taxes owed, or to the extent the number of reserved shares under a stock appreciation right exceeds the number of shares actually issued upon exercise, such shares will again be available for grants under the Share Pool. As of March 25, 2025, the closing price of a share of our Common Stock was $3.28.
Change in Capitalization. If there is a change in our capitalization in the event of a stock or extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of our Common Stock or other relevant change in capitalization or applicable law or circumstances, such that the Compensation Committee determines that an adjustment to the terms of the 2021 Plan (or awards thereunder) is necessary or appropriate, then the Compensation Committee shall make adjustments in a manner that it deems equitable. Such adjustments may be to the number of shares reserved for issuance under the 2021 Plan, the number of shares covered by awards then outstanding under the 2021 Plan, the limitations on awards under the 2021 Plan, or the exercise price of outstanding options, or such other equitable substitution or adjustments as it may determine appropriate.
Awards Available for Grant. The Compensation Committee may grant awards of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock units, other stock-based awards, other cash-based awards or any combination of the foregoing. Awards may be granted under the 2021 Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines, which are referred to herein as “Substitute Awards.”
Stock Options. The Compensation Committee is authorized to grant options to purchase shares of our Common Stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. All options granted under the 2021 Plan shall be non-qualified unless the applicable award agreement expressly states that the option is intended to be an “incentive stock option.” Under the terms of the 2021 Plan, the exercise price of the options will not be less than the fair market value of our Common Stock at the time of grant (except with respect to Substitute Awards). Options granted under the 2021 Plan are subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement. The maximum term of an option granted under the 2021 Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder), provided that if the term of a non-qualified option would expire at a time when trading in the shares of our Common Stock is prohibited by the Company’s insider trading policy, the option’s term shall be extended automatically until the 30th day following the expiration of such prohibition (as long as such extension shall not violate Section 409A of the Code). Payment in respect of the exercise of an option may be made in cash, by check, by cash equivalent, or by such other method as the Compensation Committee may permit in its sole discretion, including (i) by delivery of other property (including previously owned shares; provided that such shares are not subject to any pledge or other security interest) having a fair market value equal to the exercise price and all applicable required withholding taxes, (ii) if there is a public market for the shares of our Common Stock at such time, by means of a broker-assisted cashless exercise mechanism or (iii) by means of a “net exercise” procedure effected by withholding the minimum number of shares otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes. Any fractional shares of common stock will be settled in cash.
Stock Appreciation Rights. The Compensation Committee is authorized to award SARs under the 2021 Plan. SARs are subject to the terms and conditions established by the Compensation Committee. A SAR is a contractual right that allows a participant to receive, in the form of either cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. Except as otherwise provided by the Compensation Committee (in the case of Substitute Awards), the strike price per share of our Common Stock underlying each SAR shall not be less than 100% of the fair market value of such share, determined as of the date of grant and the maximum term of a SAR granted under the 2021 Plan will be ten years from the date of grant, provided that if the term of a SAR would expire at a time when trading in the shares of our Common Stock is prohibited by the Company’s insider trading policy, the SAR’s term shall be extended automatically until the 30th day following the expiration of such prohibition (as long as such extension shall not violate Section 409A of the Code). The remaining terms of each grant of SARs shall be established by the Compensation Committee and reflected in the award agreement.
Restricted Stock. The Compensation Committee is authorized to grant restricted stock under the 2021 Plan, which is subject to the terms and conditions established by the Compensation Committee. Restricted stock is common stock that is generally non-transferable and is subject to other restrictions determined by the Compensation Committee for a specified period. To the extent provided in an award agreement, any accumulated dividends will be payable at the same time that the underlying restricted stock vests.
Restricted Stock Unit Awards. The Compensation Committee is authorized to grant restricted stock unit awards, which are subject to the terms and conditions established by the Compensation Committee. A restricted stock unit award, once vested, may be settled in a number of shares of our Common Stock equal to the number of units earned, or in cash equal to the fair market value of the number of shares of our Common Stock, earned in respect of such restricted stock unit award of units earned, at the election of the Compensation Committee. Restricted stock units may be settled at the expiration of the period over which the units are to be earned or at a later date selected by the Compensation Committee.

To the extent provided in an award agreement, the holder of outstanding restricted stock units shall be entitled to be credited with dividend equivalent payments upon the payment by us of dividends on shares of our Common Stock, either in cash or in shares of our common stock having a fair market value equal to the amount of such dividends. To the extent permitted by the Board and subject to such rules, approvals and conditions as the Compensation Committee may impose from time to time, a non-employee director may elect to receive all or a portion of his or her cash director fees and other cash director compensation payable for director services provided to the Company in any fiscal year, in whole or in part, in the form of restricted stock units or shares, which shall not count against the Share Pool.
Other Stock-Based Awards and Other Cash-Based Awards. The Compensation Committee is authorized to grant awards of unrestricted shares of our common stock, rights to receive grants of awards at a future date or other awards denominated in shares of our common stock, and awards denominated and/or payable in cash, including cash awarded as a bonus or upon the attainment of specific performance criteria, under such terms and conditions as the Compensation Committee may determine and as set forth in the applicable award agreement.
Effect of a Termination. The Compensation Committee is authorized to determine the circumstances in which and to the extent which an award may be exercised, settled, vested, paid or forfeited in the event of the participant’s termination of service with us prior to the end of a performance period or vesting, exercise or settlement of such award.
Effect of a Change in Control. Unless otherwise provided in an award agreement, or any applicable employment, consulting, change in control, severance or other agreement between a participant and us, in the event of a change in control, if (A) the buyer or successor company has agreed to provide for the substitution, assumption, exchange or other continuation of equity awards granted pursuant to the 2021 Plan, then in the event that a participant’s employment or service is involuntarily terminated other than for cause (and other than due to death or disability), or by the participant for good reason, in each case on or within the 12-month period following a change in control or (B) if the buyer or successor company has not agreed to a provision for the substitution, assumption, exchange or other continuation of equity awards granted pursuant to the 2021 Plan, then, in either case, (i) all then-outstanding options and SARs will become immediately exercisable with respect to all of the shares subject to such option or SAR; and/or (ii) the restricted period shall expire with respect to all of the then-outstanding shares of restricted stock or restricted stock units and any other awards (other than Other Cash-Based Awards). In addition, the Compensation Committee may in its discretion and upon at least ten days’ notice to the affected persons, cancel any outstanding award and pay the holders, in cash, securities or other property (including of the acquiring or successor company), or any combination thereof, the value of such awards based upon the price per share of our common stock received or to be received by other stockholders of the Company in the event (it being understood that any option or SAR having a per-share exercise or hurdle price equal to, or in excess of, the fair market value (as of the date specified by the Compensation Committee) of a share subject thereto may be canceled and terminated without any payment or consideration therefor). Notwithstanding the above, the Compensation Committee shall exercise such discretion over the timing or settlement of any award subject to Section 409A of the Code at the time such award is granted.
Deferred Awards. The Compensation Committee is authorized to grant deferred awards. Deferred awards may include a right to receive shares of our common stock or cash under the 2021 Plan (either independently or as an element of or supplement to any other award under the 2021 Plan). The terms and conditions of each deferred award, including the method of converting the amount of annual bonus into a deferred award, the form, vesting, settlement, forfeiture and cancellation provisions or any other criteria applicable to such deferred awards and the form or forms (including cash, shares of our Common Stock, other awards, other property or any combination thereof) in which payment of the amount owing upon settlement of any deferred award may be made, shall be determined by the Compensation Committee. Shares of our Common Stock underlying a share-denominated deferred award, which is subject to a vesting schedule or other conditions or criteria, shall not be issued until or following the date that those conditions and criteria have been satisfied.
Nontransferability. Each award may be exercised during the participant’s lifetime by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative or beneficiary or permitted transferee (as defined in the 2021 Plan). No award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution unless the Compensation Committee permits the award to be transferred to a permitted transferee.
Amendment and Termination. the 2021 Plan has a term of ten years and is scheduled to expire on May 13, 2031. The Board of Directors may amend, suspend or terminate the 2021 Plan at any time, subject to stockholder approval if necessary to comply with any tax, Nasdaq or other applicable regulatory requirement. No amendment, suspension or termination will materially and adversely affect the rights of any participant or recipient of any award without the consent of the participant or recipient, unless the Compensation Committee determines that it is either required or advisable in order to satisfy any applicable law or regulation. No awards may be granted or awarded during any period of suspension, after termination of the 2021 Plan or after the scheduled expiration date of the 2021 Plan.
The Compensation Committee may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award theretofore granted or the associated award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any option theretofore granted will not to that extent be effective without the consent of the affected participant, holder or beneficiary, unless the Compensation Committee determines that it is either required or advisable in order to satisfy any applicable law or regulation; and provided further that, without stockholder approval, (i) no amendment or modification may reduce the option price of any option or the strike price of any SAR, (ii) the Compensation Committee may not cancel any outstanding option and replace it with a new option (with a lower exercise price) or cancel any SAR and replace it with a new SAR (with a lower strike price) or other award or cash in a manner that would be treated as a repricing (for compensation disclosure or accounting purposes), (iii) the Compensation Committee may not take any other action considered a repricing for purposes of the stockholder approval rules of the applicable securities exchange on which our common shares are listed and/or (iv) the Compensation Committee may not cancel any outstanding option or SAR that has a per share exercise price at or above the fair market value of a share on the date of cancellation and pay any consideration to the holder thereof. However, stockholder approval is not required with respect to clauses (i), (ii), and (iii) above with respect to certain adjustments on changes in capitalization.
Clawback; Forfeiture; Detrimental Conduct. The Compensation Committee has full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder and any other regulatory regimes. Notwithstanding anything to the contrary contained in the 2021 Plan, the Compensation Committee may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any awards granted to a participant or any shares of Common Stock issued or cash received upon vesting, exercise or settlement of any such awards or sale of shares underlying such awards. By accepting an award, a participant agrees that he or she is subject to any clawback policies of the Company in effect from time to time.
In addition, except as otherwise determined by the Compensation Committee, notwithstanding any other term or condition of the 2021 Plan, if a participant engages in detrimental conduct (as defined in the 2021 Plan), whether during or after the participant’s service, in addition to any other penalties or restrictions that may apply under the 2021 Plan, applicable law, or otherwise, the participant must forfeit or pay to the Company the following: (i) any and all outstanding awards granted to the participant, including awards that have become vested or exercisable; (ii) any cash or shares received by the participant in connection with the 2021 Plan within the 36-month period immediately before the date the Company determines the participant has engaged in detrimental conduct; and (iii) the profit realized by the participant from the sale, or other disposition for consideration, of any shares received by the participant under the 2021 Plan within the 36-month period immediately before the date the Company determines the participant has engaged in detrimental conduct.
New Plan Benefits
The benefits that will be awarded or paid under the 2021 Plan, if stockholder approval of Proposal 4 is obtained, cannot currently be determined. Awards granted under the 2021 Plan are within the Compensation Committee’s discretion, and the Compensation Committee has not determined future awards or who might receive them.
U.S. Federal Income Tax Treatment of Plan Awards
The following is a brief summary of the current federal income tax consequences that generally apply with respect to awards that may be granted under the 2021 Plan and is based upon laws, regulations, rules, and decisions now in effect, all of which are subject to change. The following summary is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2021 Plan. This summary does not describe any foreign, state, or local tax consequences, tax withholding requirements, or various other rules that could apply to a particular individual or to the Company and its subsidiaries under certain circumstances (references to the Company in this section include the applicable subsidiary, if any). This summary is not intended or written to be used (and cannot be used by any taxpayer) to avoid penalties that may be imposed on a taxpayer. Tax implications may vary due to individual circumstances. Participants should consult their personal tax advisors about the tax consequences related to awards under the 2021 Plan. Tax consequences are not guaranteed.
Non-Qualified Stock Options. The grant of non-qualified stock options generally should have no federal income tax consequences to the Company or the option holder. Upon the exercise of a non-qualified stock option, the option holder will recognize ordinary income equal to the excess of the fair market value of the acquired shares on the date of exercise over the exercise price paid for the shares. The Company generally will be allowed a federal income tax deduction equal to the same amount that the option holder recognizes as ordinary income (subject to limitations under Section 162(m) of the Code). In the event of the disposition of the acquired shares of Common Stock, any additional gain or loss generally will be taxed to the option holder as either short-term or long-term capital gain or loss depending on how long the shares were held.
Incentive Stock Options. The grant and exercise of incentive stock options (“ISOs”) generally should have no federal income tax consequences to the Company. The grant and exercise of ISOs generally have no ordinary income tax consequences to the option holder. However, upon the exercise of an ISO, the option holder treats the excess of the fair market value on the date of exercise over the exercise price as an item of tax adjustment for alternative minimum tax purposes, which may result in alternative minimum tax liability.
If the option holder retains the shares of Common Stock acquired upon the exercise of an incentive stock option for at least two years following the grant date of the option and one year following exercise of the option, the subsequent disposition of such shares will ordinarily result in long-term capital gains or losses to the option holder equal to the difference between the amount realized on disposition of the shares and the exercise price. The Company will not be entitled to any deduction in such case. If the holding period requirements described above are not met, the option holder will recognize ordinary income upon disposition of the Common Stock equal to the excess of the fair market value of the shares on the date of exercise (or, if less, the sale price received on disposition of the shares) over the exercise price. The Company will be entitled to a corresponding tax deduction in the same amount (subject to limitations under Section 162(m) of the Code). Any additional gain or loss realized by the option holder on the disposition of the Common Stock will be taxed as short-term or long-term capital gain or loss, as applicable.
Stock Appreciation Rights. The grant of stock appreciation rights (“SARs”) generally has no federal income tax consequences to the Company or the recipient. Upon the exercise of SARs, the recipient will recognize ordinary income equal to the amount of cash received and the fair market value of any shares of Common Stock received. The Company generally will be allowed a federal income tax deduction equal to the same amount that the recipient recognizes as ordinary income (subject to limitations under Section 162(m) of the Code).
Restricted Stock. The recipient of restricted stock normally will recognize ordinary income when the restrictions on the restricted stock lapse (i.e., at the time the restricted shares are no longer subject to a substantial risk of forfeiture or become transferable, whichever occurs first). However, a recipient instead may elect to recognize ordinary income at the time the restricted stock is granted by making an election under Section 83(b) of the Code within 30 days after the grant date. In either case, the recipient will recognize ordinary income equal to the fair market value of such shares of stock at the time the income is recognized (reduced by the amount, if any, the recipient paid for the stock) and the Company generally will be entitled to a corresponding tax deduction (subject to limitations under Section 162(m) of the Code). If the recipient subsequently disposes of the shares of Common Stock, any additional gain or loss should be eligible for short-term or long-term capital gain or loss tax treatment depending on how long the shares were held after the ordinary income was recognized. If a recipient makes an “83(b) election” and then forfeits the shares of Common Stock, the recipient normally will not be entitled to any tax deduction or refund with respect to the tax already paid.
Stock Units. The grant of stock units generally should have no federal income tax consequences to the Company or the recipient. When the restricted stock units vest and become payable, the recipient will recognize ordinary income equal to the amount of cash received and the fair market value of any shares of Common Stock received. The Company generally will be allowed a federal income tax deduction equal to the same amount that the recipient recognizes as ordinary income (subject to limitations under Section 162(m) of the Code).
Dividend Equivalent Rights. No taxable income should be recognized upon receipt of a dividend equivalent right award. A participant will recognize ordinary income in the year in which a dividend or distribution, whether in cash, securities or other property, is paid on an unrestricted basis to the participant. The amount of that income will be equal to the fair market value of the cash, securities, or other property received. The Company will generally be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the participant of the dividend equivalent right award at the time the dividend or distribution is paid to such participant. That deduction will generally be taken for the taxable year in which such ordinary income is recognized.
Other Stock Awards. The federal income tax consequences of other stock awards will depend on the form of such awards.
Code Section 162(m). Code section 162(m) imposes an annual $1,000,000 limit on the tax deduction allowable by the Company for compensation paid in any one year to a “covered employee” of the Company. The Company may, however, continue to provide compensation over $1,000,000 to a covered employee on a non-deductible basis.
Code Sections 280G and 4999. Code Sections 280G and 4999 impose penalties on persons who pay and persons who receive so-called excess parachute payments. A parachute payment is the value of any amount that is paid to Company officers (or other disqualified individuals) on account of a change in control. If total parachute payments from all sources – including but not limited to stock-based compensation plans – equal or exceed three times an officer’s (or other disqualified individual’s) base amount, meaning his or her five-year average taxable compensation, a portion of the parachute payments above one times the base amount will constitute an excess parachute payment. Because of Code Section 4999, the officer (or other disqualified individual) must pay an excise tax equal to 20% of the total excess parachute payments. This tax is in addition to other federal, state, and local income, wage, and employment taxes imposed on the individual’s change-in-control payments. Moreover, because of Section 280G, the company paying the compensation is unable to deduct the excess parachute payment.
Benefits to which participants are entitled under the 2021 Plan and associated award agreements could constitute parachute payments under Sections 280G and 4999 if a change in control of the Company occurs. If this happens, the value of each participant’s parachute payment arising under the 2021 Plan must be combined with other parachute payments the same participant may be entitled to receive under other agreements or plans with the Company or a related entity, such as an employment agreement or a severance agreement.
Code Section 409A. Code Section 409A provides requirements for certain nonqualified deferred compensation arrangements. If applicable, Code Section 409A also imposes penalties (including an additional 20% tax) on the recipient of deferred compensation in the event such compensation fails to comply with Section 409A of the Code. Unless otherwise provided by the Compensation Committee, awards granted under the 2021 Plan generally are intended to either comply with or meet the requirements for an exemption from Section 409A of the Code. The Company does not guarantee to any participant that the 2021 Plan or any award granted under the 2021 Plan complies with or is exempt from Section 409A of the Code, and the Company will not have any liability to, or obligation to indemnify or hold harmless, any individual with respect to any tax consequences that arise from any such failure to comply with or meet an exemption under Section 409A of the Code.
Vote Required and Recommendation of the Board
Approval of this proposal requires a majority of the votes cast, affirmatively or negatively, whether in person or by proxy (i.e., more “FOR” votes than “AGAINST” votes).
Abstentions and broker non-votes will not affect the outcome of the vote on this proposal.
The Board of Directors recommends that the stockholders vote FOR approval of the Omnibus Incentive Plan Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our Common Stock as of March 19, 2025 (or such other date indicated in the footnotes below), by:
•each person, or group of affiliated persons, who we know to beneficially own more than 5% of our capital stock;
•each of our named executive officers for fiscal year 2024, each of which are currently serving;
•each of our current directors; and
•all our current directors and executive officers as a group.
Percent ownership has been computed based on 383,619,511 shares of our Common Stock outstanding as of March 19, 2025.
Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated, the address of each person or entity named in the table below is 9 Federal Street, Easton, MD.

	Shares of Common Stock Beneficially Owned
	Number	Percent
5% Stockholders
Riesling Power LLC(1)	21,100,000	5.50%
Bayshore Capital LLC(2)	19,826,021	5.17%
Revolve Capital LLC(3)	19,805,535	5.16%
Named Executive Officers and Directors
Paul Prager(1)(4)	25,802,080	6.73%
Patrick Fleury(5)	3,501,750	*
Nazar Khan(6)	27,680,220	7.22%
Kerri Langlais(7)	4,434,262	1.16%
Kenneth Deane	524,151	*
Michael Bucella(9)	238,585	*
Walter Carter	273,143	*
Amanda Fabiano	14,180	*
Christopher Jarvis	14,180	*
Catherine Motz	212,381	*
Steven Pincus(10)	308,181	*
Lisa Prager	226,714	*
All named current directors and executive officers as a group (11 persons)	63,229,827	16.48%
    __________________________________
*Less than 1%.

(1)Consists of 21,100,000 shares of our Common Stock owned directly by Riesling Power LLC (“Riesling”). The Paul B. Prager 2020 Revocable Trust (“Prager Revocable Trust”) is the sole member of Riesling. Mr. Prager is the sole trustee of the Prager Revocable Trust and may be deemed to have the power to direct the voting and disposition of the shares of Common Stock beneficially owned by the Prager Revocable Trust. Paul B. Prager is the Chief Executive Officer of the Company and the Chairman of its board of directors. The address of Riesling is 9 Federal Street, Easton, Maryland 21601.

(2)Consists of (i) 17,909,186 shares of our Common Stock owned directly by Bayshore Capital LLC (“Bayshore”); (ii) 329,533 shares of our Common Stock into which the Series A Preferred Stock held directly by the BJP Revocable Trust are convertible; and (iii) 1,587,302 shares of our Common Stock underlying warrants exercisable at the holder’s option. Bryan Pascual is the sole trustee of the BJP Revocable Trust, which is the controlling member of Bayshore. Accordingly, Bryan Pascual may be deemed to have beneficial ownership over the shares held directly by Bayshore and the BJP Revocable Trust. The address of Bryan Pascual, Bayshore and the BJP Revocable Trust is 53 Palmeras Street, Suite 601, San Juan, Puerto Rico 00901.

(3)Based on a Schedule 13D/A filed with the SEC on February 13, 2024 and Form 4 filed on March 2, 2023. Consists of (i) 17,888,700 shares of our Common Stock owned directly by Revolve Capital LLC (“Revolve”); (ii) 329,533 shares of our Common Stock into which the shares of Series A Preferred Stock held directly by Revolve are convertible; and (iii) 1,587,302 shares of our Common Stock underlying warrants exercisable at the holder’s option. Lauren O’Rourke is the sole member and manager of Revolve and may be deemed to have voting and dispositive power over the shares of our Common Stock owned by Revolve. The address of Revolve is 339 Dorado Beach East, Dorado, Puerto Rico 00646.

(4)Consists of (i) 21,100,000 shares of our Common Stock beneficially owned by Riesling; (ii) 654,706 shares of our Common Stock directly held by Lucky Liefern LLC (“Lucky Liefern”); (iii) 5,000 shares of our Common Stock directly held by Heorot Power Holdings LLC (“Heorot”); (iv) 1,971,778 shares of our Common Stock underlying warrants held by Allin WULF LLC (“Allin WULF”), exercisable at any time at the option of the holder thereof; (v) 260,513 shares of Common Stock held by Beowulf E&D, (vi) 200,883 owned directly by Stammtisch Investments LLC (“Stammtisch”) and (vii) 1,609,200 shares of our Common Stock owned directly by Paul Prager. The Prager Revocable Trust is the sole member of Riesling. Mr. Prager is the sole trustee of the Prager Revocable Trust and may be deemed to have the power to direct the voting and disposition of the shares of Common Stock beneficially owned by the Prager Revocable Trust. Paul Prager is the managing member of Lucky Liefern, the sole managing member of Heorot, the sole managing member of Allin WULF, the sole shareholder of Beowulf E&D and the sole manager and president of Stammtisch, and in such capacities may be deemed to beneficially own the shares of Common Stock beneficially owned and held directly by Riesling, Lucky Liefern, Heorot, Allin WULF, Beowulf E&D and Stammtisch.

(5)Consists of (i) 3,475,336 shares of our Common Stock owned directly by Patrick Fleury and (ii) 26,414 shares of our Common Stock owned by Teton Rough Riders Mining LLC of which Patrick Fleury is a managing member.

(6)Consists of (i) 13,659,553 shares of our Common Stock owned directly by Nazar Khan; (ii) 4,019,787 shares of our Common Stock owned by various trusts and limited liability companies over which Nazar Khan may be deemed to have dispositive control; (iii) 901,809 owned by Yaqeen Trust I over which Nazar Khan may be deemed to have dispositive control; (iv) 7,269,019 shares of Common Stock owned by Lake Harriet Holdings of which Nazar Khan is a managing member; and (v) 1,830,052 shares of our Common Stock underlying warrants held by Lake Harriet Holdings, exercisable at any time at the option of the holder thereof. Nazar Khan is the sole manager of Lake Harriet Holdings and, in such a capacity, may be deemed to beneficially own the shares of Common Stock beneficially owned by Lake Harriet Holdings.

(7)Consists of (i) 3,536,476 shares of our Common Stock owned directly by Kerri Langlais, (ii) 864,701 shares of our Common Stock owned by a trust over which Kerri Langlais may be deemed to have dispositive control and (iii) 33,085 shares of our Common Stock into which the shares of Series A Preferred Stock held directly by Kerri Langlais are convertible.

(8)Consists of (i) 205,632 shares of our Common Stock owned directly by Michael Bucella and (ii) 32,953 shares of our Common Stock into which the shares of Series A Preferred Stock held directly by Michael Bucella are convertible.

(9)Consists of (i) 301,590 shares of Common Stock owned directly by Steven Pincus and (ii) 6,591 shares of our Common Stock into which the shares of Series A Preferred Stock held directly by Steven Pincus are convertible.

STOCKHOLDER PROPOSALS
A stockholder who wishes to present a proposal for inclusion in the Company’s proxy statement for the 2026 annual meeting of stockholders (the “2026 Annual Meeting”) pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“Rule 14a-8” and “Exchange Act”, respectively) must deliver the proposal to our principal executive offices (TeraWulf Inc., 9 Federal Street, Easton, MD 21601) to the attention of our Secretary no later than the close of business on February 4, 2025, unless the date of the 2026 Annual Meeting is more than 30 days before or after May 5, 2026, in which case the stockholder proposal must be received a reasonable time before we begin to print and mail our proxy materials.
For any stockholder proposal that is not submitted for inclusion in our proxy statement pursuant to the process set forth above, but is instead sought to be presented directly at the 2026 Annual Meeting, stockholders are advised to review our bylaws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. Our bylaws provide that stockholders who are seeking to bring business before an annual meeting of stockholders and stockholders who are seeking to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice thereof in writing. Other than for certain of the Company’s significant stockholders, to be timely, a stockholder’s notice generally must be delivered to and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, that, in the event that the date of such meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after, the anniversary of the preceding year’s annual meeting of our stockholders, a stockholder’s notice to be timely must be so delivered (x) no earlier than 30 days before such annual meeting and (y) no later than the 10th day after the day on which the notice of such annual meeting was first made by mail or public disclosure.
We advise you to review our bylaws for additional stipulations relating to the process for identifying and nominating directors, including advance notice of director nominations and stockholder proposals. Copies of the pertinent bylaw provisions are available on request to the Secretary at the address set forth above.
In addition to satisfying the advance notice procedures in our bylaws and other requirements under the Exchange Act, in order to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 6, 2026.
HOUSEHOLDING MATTERS
The SEC has adopted rules that permit companies to deliver a single Notice or a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of the Annual Report, this proxy statement and the Notice may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of the Notice and/or proxy statement, either now or in the future, please contact Stefanie C. Fleischmann by mailing a request to TeraWulf Inc., 9 Federal Street, Easton, MD 21601, or by calling our telephone number at 410-770-9500 and requesting to be connected to the office of Stefanie C. Fleischmann. Upon written or oral request to Stefanie C. Fleischmann, we will promptly provide a separate copy of the Annual Report and this proxy statement and Notice. In addition, stockholders at a shared address who receive multiple copies of the Notice or multiple copies of proxy materials may request to receive a single Notice or a single copy of proxy materials in the future in the same manner as described above.
OTHER MATTERS
The Board of Directors, at the time of the preparation of this proxy statement, knows of no business to come before the Annual Meeting other than that referred to herein. If any other business should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the accompanying proxy card will have authority to vote, in their discretion, all shares represented by such proxies that have been received and not theretofore properly revoked.
We file our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other documents electronically with the SEC under the Exchange Act. You may obtain such reports from the SEC’s website at www.sec.gov.
Our Investor Relations website address is www.investors.terawulf.com. We make available, free of charge through our Investor Relations website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.
Upon the written request of any record holder or beneficial owner of Common Stock or Series A Preferred Stock entitled to vote at the Annual Meeting, we will, without charge, provide a copy of our Annual Report on Form 10-K, including the financial statements and the financial statement schedules, for the fiscal year ended December 31, 2024, as filed with the SEC. Requests should be directed to Stefanie C. Fleischmann, TeraWulf Inc., 9 Federal Street, Easton, MD 21601.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. All statements other than statements of historical facts contained in this proxy statement, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. These forward- looking statements are contained principally in the sections entitled “Risk Factors” and “Use of Proceeds.” Without limiting the generality of the preceding sentence, any time we use the words “expects,” intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and, in each case, their negative or other various or comparable terminology and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. For TeraWulf, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, without limitation:
•conditions in the cryptocurrency mining industry, including any prolonged substantial reduction in cryptocurrency prices, and specifically, the value of bitcoin, which could cause a decline in the demand for TeraWulf’s services;
•competition among the various providers of data mining services;
•the need to raise additional capital to meet our business requirements in the future, which may be costly or difficult to obtain or may not be obtained (in whole or in part) and, if obtained, could significantly dilute the ownership interests of TeraWulf’s shareholders;
•the ability to implement certain business objectives and the ability to timely and cost-effectively execute integrated projects;
•adverse geopolitical or economic conditions, including a high inflationary environment and the implementation of new tariffs and more restrictive trade regulations;
•security threats or unauthorized or impermissible access to our data centers, our operations or our digital wallet;
•counterparty risk with respect to our digital asset custodian and our mining pool provider;
•employment workforce factors, including the loss of key employees;
•changes in governmental safety, health, environmental and other regulations, which could require significant expenditures;
•liability related to the use of TeraWulf’s services;
•currency exchange rate fluctuations; and
•other risk, uncertainties and factors included or incorporated by reference in this proxy statement, including those in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

These forward-looking statements reflect our views with respect to future events as of the date of this proxy statement and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this proxy statement and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this proxy statement. We anticipate that subsequent events and developments will cause our views to change. You should read this proxy statement completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

Appendix A
Equity Plan Amendment
FIRST AMENDMENT TO THE
TERAWULF 2021 OMNIBUS INCENTIVE PLAN

The TeraWulf 2021 Omnibus Incentive Plan (the “Plan”) of TeraWulf Inc., a Delaware corporation (together with its Subsidiaries, whether existing or thereafter acquired or formed, and any and all successor entities, the “Company”), is hereby amended, effective as of [___], 2025, as follows:

1.    Amendment to Sections 5(b) and 5(c) of the Plan. Section 5(b) of the Plan is hereby amended and restated in its entirety to read as follows:
“Available Shares. Subject to Section 11 of the Plan and subsection (e) below, the maximum number of Shares available for issuance under the Plan shall not exceed 54,096,290 (the “Share Pool”) on a fully diluted basis assuming that all shares available for issuance under the Plan are issued and outstanding.”
Section 5(c) of the Plan is hereby amended and restated in its entirety to read as follows:
“Incentive Stock Options Limit. The maximum number of Shares that may be delivered pursuant to the exercise of Incentive Stock Options granted under the Plan shall not exceed 13,524,073.”
2.    Effectiveness. In accordance with Section 14(a) of the Plan, the effectiveness of this Amendment to the Plan is subject to the approval of the Company’s stockholders at the Company’s 2025 annual general meeting of stockholders. For the avoidance of doubt, if stockholder approval is not obtained, this Amendment shall be void ab initio and of no force and effect.
3.    Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.
4.    Effect on the Plan. This Amendment shall not constitute a waiver, amendment or modification of any provision of the Plan not expressly referred to herein. Except as expressly amended or modified herein, the provisions of the Plan are and shall remain in full force and effect and are hereby ratified and confirmed. On and after the Effective Date, each reference in the Plan to “this Plan”, “herein”, “hereof”, “hereunder” or words of similar import shall mean and be a reference to the Plan as amended hereby. To the extent that a provision of this Amendment conflicts with or differs from a provision of the Plan, such provision of this Amendment shall prevail and govern for all purposes and in all respects.

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IN WITNESS WHEREOF, the undersigned, being authorized by the Board of Directors of the Company (the “Board”) to execute this Amendment, as evidenced by the approval and adoption of this Amendment by the Board, has executed this Amendment as of the date first written above.

TeraWulf Inc.
                By:
                      Name:
                         Title: